PROSPECTUS SUPPLEMENT NO.3	Filed Pursuant to Rule 424(b)(3)
(To the Prospectus dated November 9, 2021)	Registration No. 333-259496

Up to 31,612,349 Shares of Common Stock

(Including up to 7,217,991 Shares of Common Stock Issuable Upon Exercise of Warrants)

Up to 4,151,324 Warrants to Purchase Common Stock

This prospectus supplement supplements the prospectus, dated November 9, 2021 (as amended, the “Prospectus”), which forms a part of our registration statement on Form S-1 (No. 333-259496). This prospectus supplement is being filed to update and supplement the information in the Prospectus with the information contained in our Current Report on Form 8-K filed with the Securities and Exchange Commission on February 24, 2022 (the “Current Report”). Accordingly, we have attached the Current Report to this prospectus supplement.

This prospectus supplement and the Prospectus relate to the issuance by us of an aggregate of up to 7,217,991 shares of our common stock, $0.0001 par value per share (the “Common Stock”), which consists of:

•
up to 144,667 shares of Common Stock that are issuable upon the exercise of 144,667 warrants (the “Private Placement Warrants”) originally issued in a private placement to the initial stockholder of Consonance Life Sciences (the “Sponsor”) in connection with the initial public offering of Consonance-HFW Acquisition Corp. (“Consonance”),
•
up to 4,006,657 shares of Common Stock that are issuable upon the exercise of 4,006,657 warrants (the “PIPE Warrants”) originally issued connection with a private placement immediately prior to the consummation of the Business Combination, and
•
up to 3,066,667 shares of Common Stock that are issuable upon the exercise of 3,066,667 warrants (the “Public Warrants” and, together with the Private Placement Warrants and the PIPE Warrants, the “Warrants”) originally issued in the initial public offering of Consonance.

We will receive the proceeds from any cash exercise of any Warrants.

This prospectus supplement and the Prospectus also relate to the offer and sale from time to time by the selling securityholders named in the Prospectus or their permitted transferees (the “selling securityholders”) of:

•
up to 31,612,349 shares of Common Stock consisting of:
•
up to 12,020,000 shares of Common Stock issued in a private placement pursuant to subscription agreements (“Subscription Agreements”) entered into on April 15, 2021,
•
up to 1,885,000 shares of Common Stock held by the Sponsor following a private placement in connection with the initial public offering of Consonance and subsequent share recapitalization,
•
up to 90,000 shares of Common Stock transferred by the Sponsor to the independent directors of Consonance-HFW Acquisition Corp.,
•
up to 144,667 shares of Common Stock issuable upon exercise of the Private Placement Warrants,
•
up to 4,006,657 shares of Common Stock issuable upon exercise of the PIPE Warrants,
•
up to 1,349,943 shares of Common Stock issuable upon the exercise of stock options, and
•
up to 12,116,082 shares of Common Stock and Common Stock issuable upon exercise of Warrants issued to certain former securityholders of Surrozen Operating, Inc. pursuant to the Business Combination Agreement entered into on April 15, 2021.
•
up to 4,151,324 warrants consisting of 144,667 Private Placement Warrants and 4,006,657 PIPE Warrants.

We will not receive any proceeds from the sale of shares of Common Stock or Warrants by the selling securityholders pursuant to the Prospectus.

The selling securityholders may offer, sell or distribute all or a portion of the registered securities publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any of the proceeds from such sales of the shares of Common Stock or Warrants, except with respect to amounts received by us upon exercise of the Warrants. We will bear all costs, expenses and fees in connection with the registration of these securities, including with regard to compliance with state securities or “blue sky” laws. The selling securityholders will bear all commissions and discounts, if any, attributable to their sale of shares of Common Stock or Warrants. See the section titled “Plan of Distribution.”

The Common Stock and Public Warrants are listed on The Nasdaq Capital Market (“Nasdaq”) under the symbols “SRZN” and “SRZNW” respectively. On February 23, 2022, the last reported sales price of our Common Stock was $2.65 per share and the last reported sales price of our Public Warrants was $0.50 per Public Warrant.

This prospectus supplement should be read in conjunction with the Prospectus, including any other amendments or supplements thereto, which is to be delivered with this prospectus supplement. This prospectus supplement is qualified by reference to the Prospectus, including any other amendments or supplements thereto, except to the extent that the information in this prospectus supplement updates and supersedes the information contained therein.

This prospectus supplement is not complete without, and may not be delivered or utilized except in connection with, the Prospectus, including any other amendments or supplements thereto.

We are an “emerging growth company” and a “smaller reporting company” as defined under U.S. federal securities laws and, as such, have elected to comply with reduced public company reporting requirements. The Prospectus and this prospectus supplement comply with the requirements that apply to an issuer that is an emerging growth company and a smaller reporting company. We are incorporated in Delaware.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described in the section titled “Risk Factors” beginning on page 7 of the Prospectus, and under similar headings in any amendments or supplements to the Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the accuracy or adequacy of this prospectus supplement or the Prospectus. Any representation to the contrary is a criminal offense.

Prospectus Supplement dated February 24, 2022

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2022

Surrozen, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39635	98-1556622
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

171 Oyster Point Blvd Suite 400
South San Francisco, California		94080
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 489-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	SRZN	The Nasdaq Capital Market
Redeemable warrants, each whole warrant exercisable for one share of Common Stock	SRZNW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 18, 2022, Surrozen, Inc. (the “Company,” “we,” “us,” or “our”) entered into a Purchase Agreement (the “Purchase Agreement”) and a Registration Rights Agreement (the “Registration Rights Agreement”) with Lincoln Park Capital Fund, LLC (“Lincoln Park”). Subject to the terms, conditions and limitations set forth in the Purchase Agreement, we have the right to sell to Lincoln Park newly issued shares (the “Shares”) of our common stock, par value $0.0001 per share (the “Common Stock”), up to the aggregate purchase price of $50,000,000. We are under no obligation to sell any securities to Lincoln Park.

On the date of the Purchase Agreement, we issued 100,000 shares of Common Stock to Lincoln Park in consideration for Lincoln Park’s commitment to purchase Shares under the Purchase Agreement. If we sell Shares for an aggregate purchase price of $30,000,000 or more, we must pay $100,000 to Lincoln Park. Lincoln Park’s obligation to purchase the Shares is subject to the satisfaction of specific conditions set forth in the Purchase Agreement (the “Commencement”), including that (i) Lincoln Park receives the Shares for all prior purchases, (ii) a registration statement registering the resale of the Shares under the Securities Act of 1933, as amended (the “Securities Act”), is declared effective by the Securities and Exchange Commission (the “SEC”), and (iii) a final prospectus relating thereto is filed with the SEC.

Under the Registration Rights Agreement, we agreed to file the resale registration statement for the Shares with the SEC by April 15, 2022. We must keep the resale registration statement effective for resale of the Shares until the earlier of (i) the date Lincoln Park may sell the Shares without restriction under Rule 144 of the Securities Act, (ii) 180 days after the termination of the Purchase Agreement, and (iii) the date Lincoln Park has sold all the Shares.

We may sell Shares to Lincoln Park with sole discretion as to the amount and frequency of the sales. Sales of the Shares may take place in multiple transactions for up to 36 months after the Commencement. Lincoln Park is obligated to purchase these Shares only if the last closing sale price for shares of the Common Stock on The Nasdaq Capital Market (“Nasdaq”), as reported by Nasdaq (the “Closing Sale Price”), is not less than $1.00.

Furthermore, Lincoln Park is only obligated to purchase Shares up to the Regular Purchase Share Limit (each, a “Regular Purchase”) or the Accelerated Purchase Share Amount (each an “Accelerated Purchase”). The “Regular Purchase Share Limit” is 30,000 Shares, provided, however, that, (i) if the Closing Sale Price is not below $10.00 on the applicable purchase date, the Regular Purchase Share Limit may be increased to up to 35,000 Shares, and (ii) if the Closing Sale Price is not below $12.00 on the applicable purchase date, the Regular Purchase Share Limit may be increased to up to 40,000 Shares. Lincoln Park’s committed obligation under any single Regular Purchase shall not exceed $3,500,000 of Shares. The “Accelerated Purchase Share Amount” is the amount of Shares equal to the lesser of (a) 300% of the Regular Purchase Share Limit, and (b) 30% of the total volume of shares of Common Stock traded on Nasdaq during the applicable period set forth in the Purchase Agreement; provided, however, the parties may mutually agree to set the share purchase limit of Shares to an amount no greater than 500,000 Shares

The sales price of the Shares will be (i) in a Regular Purchase, the lower of (a) the lowest sale price of the Common Stock on the applicable purchase date, and (b) the arithmetic average of the three (3) lowest Closing Sale Prices during the ten (10) consecutive trading days ending on the trading date immediately preceding such purchase date, and (ii) in an Accelerated Purchase, ninety-six (96%) of the lower of (a) the Closing Sale Price on the applicable purchase date, and (b) the volume weighted average price (as calculated in the Purchase Agreement) on the applicable purchase date.

Under the Purchase Agreement, we cannot issue to Lincoln Park more than 7,003,383 Shares, which is equal to 19.99% of the shares of the Common Stock outstanding immediately prior to the execution of the Purchase Agreement (the “Exchange Cap”), unless (i) we obtain stockholder approval to issue Shares in excess of the Exchange Cap in accordance with applicable Nasdaq rules, or (ii) the average price paid for all Shares by Lincoln Park equals or exceeds $2.86 per share (which represents the Minimum Price, as defined under Nasdaq Listing Rule 5635(d), on the Nasdaq Capital Market immediately preceding the signing of the Purchase Agreement, such that the transactions contemplated by the Purchase Agreement are exempt from the Exchange Cap under applicable Nasdaq rules). Furthermore, we may not sell Shares to Lincoln Park if the sale would result in Lincoln Park's beneficial ownership of more than 9.99% of the then issued and outstanding shares of Common Stock.

There is no upper limit on the price per share that Lincoln Park could be obligated to pay for the Shares. The limitations in the Purchase Agreement on the purchase price per share and amount of Shares that may be sold will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction effected with respect to the Common Stock.

After the Commencement, we will control the timing and amount of any sales of Shares to Lincoln Park. When determining whether to sell Shares and the amount and timing of such sales, we will consider a variety of factors including, market conditions, the trading price of the Common Stock, and the appropriate sources of funding for our business and operations.

The net proceeds we may receive under the Purchase Agreement will depend on the frequency and prices at which we sell Shares to Lincoln Park. We expect that any proceeds received from sales of Shares to Lincoln Park will be used for working capital and general corporate purposes.

There are no restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement or Registration Rights Agreement other than a prohibition on entering into a “Variable Rate Transaction,” as defined in the Purchase Agreement, with anyone other than Lincoln Park. Lincoln Park has agreed that Lincoln Park and its agents, representatives and affiliates will not engage in or effect, directly or indirectly, any short sales of the Common Stock or hedging transaction that establishes a net short position in the Common Stock during the term of the Purchase Agreement.

The Purchase Agreement will automatically terminate on the earliest to occur of (i) the date on which a voluntary or involuntary bankruptcy proceeding involving the Company has been commenced, (ii) the date on which a bankruptcy custodian is appointed for all or substantially all of the Company’s property or the Company makes a general assignment for the benefit of creditors, (iii) the date on which Lincoln Park shall have purchased Shares for an aggregate purchase price of $50,000,000, or (iv) the first day of the month immediately following the 36-month anniversary of the date of the Commencement. Either party, that is not in breach, may terminate the Purchase Agreement if the Commencement does not occur on or before September 30, 2022. We may terminate the Purchase Agreement at any time after Commencement, at no additional cost or penalty, upon written notice to Lincoln Park.

The foregoing descriptions of the Purchase Agreement and the Registration Rights Agreement include only the material terms of the agreements and are qualified in their entirety by reference to, and incorporate herein by reference, the full text of the Purchase Agreement and the Registration Rights Agreement, which are filed herewith as Exhibit 10.1 and Exhibit 10.2, respectively.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any Shares, nor shall there be any sale of Shares in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 involving the issuance of 100,000 Shares to Lincoln Park is hereby incorporated by reference into this Item 3.02.

In the Purchase Agreement, Lincoln Park represented to the Company, among other things, that it is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”)). The securities referred to in this current report on Form 8-K are being issued and sold by the Company to Lincoln Park in reliance upon the exemptions from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Purchase Agreement, dated February 18, 2022, by and between the Company and Lincoln Park Capital Fund, LLC
10.2	Registration Rights Agreement, dated February 18, 2022, by and between the Company and Lincoln Park Capital Fund, LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SURROZEN, INC.

Date:	February 24, 2022	By:	/s/ Charles Williams
Name: Charles Williams Title: Chief Financial Officer

Exhibit 10.1

PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT (the “Agreement”), dated as of February 18, 2022, is made by and between SURROZEN, INC., a Delaware corporation (the “Company”), and LINCOLN PARK CAPITAL FUND, LLC, an Illinois limited liability company (the “Investor”). Capitalized terms used herein and not otherwise defined herein are defined in Section 1 hereof.

WHEREAS:

Subject to the terms and conditions set forth in this Agreement, the Company may, in its sole discretion, sell to the Investor, and the Investor may buy from the Company, up to Fifty Million Dollars ($50,000,000) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”). The shares of Common Stock to be purchased hereunder are referred to herein as the “Purchase Shares.”

NOW THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Investor hereby agree as follows:

1.
CERTAIN DEFINITIONS.

For purposes of this Agreement, the following terms shall have the following meanings:

a.
“Accelerated Purchase Date” means, with respect to any Accelerated Purchase made pursuant to Section 2(b) hereof or any Additional Accelerated Purchase pursuant to Section 2(c) hereof, the Business Day immediately following the applicable Regular Purchase Date with respect to the corresponding Regular Purchase made pursuant to Section 2(a) hereof.
b.
“Accelerated Purchase Period” means, with respect to an Accelerated Purchase made pursuant to Section 2(b) hereof, such period of time on the Accelerated Purchase Date beginning at the official open of trading on the Principal Market, and ending at the earliest of (i) the official close of trading on the Principal Market on such Accelerated Purchase Date, (ii) such time that the total number (or volume) of shares of Common Stock traded on the Principal Market has exceeded the quotient of (A) the Accelerated Purchase Share Amount, divided by (B) 0.3, and (iii) such time on the Accelerated Purchase Date that the Sale Price has fallen below any minimum price threshold set forth in the applicable Purchase Notice by the Company.
c.
“Accelerated Purchase Share Amount” means, with respect to an Accelerated Purchase made pursuant to Section 2(b) hereof or an Additional Accelerated Purchase made pursuant to Section 2(c) hereof, the number of Purchase Shares directed by the Company to be purchased by the Investor in a Purchase Notice, which number of Purchase Shares shall not exceed the lesser of (i) 300% of the applicable Regular Purchase Share Limit for the corresponding Regular Purchase and (ii) 30% of the total volume of shares of Common Stock traded on the Principal Market during the Accelerated Purchase Period or the Additional Accelerated Purchase Period, as applicable, provided that the parties hereto may mutually agree to increase the Accelerated Purchase Share Amount to an amount no greater than 500,000 Purchase Shares.
d.
“Additional Accelerated Purchase Period” means, with respect to an Additional Accelerated Purchase pursuant to Section 2(c) hereof, such period of time on the Accelerated Purchase Date beginning at the latest of (i) the end of the Accelerated Purchase Period for the corresponding Accelerated Purchase made pursuant to Section 2(b) hereof on such Accelerated Purchase Date, (ii) the end of the Additional Accelerated Purchase Period for the most recently completed prior Additional Accelerated Purchase pursuant to Section 2(c) hereof on such Accelerated Purchase Date, as applicable, and (iii) the time at which all Purchase Shares for all prior Purchases, including, those effected on the applicable Accelerated Purchase Date have theretofore been received by the Investor as DWAC Shares in accordance with this Agreement, and ending at the earliest of (i) the official close of trading on the Principal Market on the Accelerated Purchase Date, (ii) such time that the total number (or volume) of shares of Common Stock traded on the Principal Market has exceeded the quotient of (A) the Accelerated Purchase Share Amount, and (B) 0.3, and (iii) such time that the Sale Price has fallen below any minimum price threshold set forth in the applicable Purchase Notice by the Company.
e.
“Available Amount” means, initially, Fifty Million Dollars ($50,000,000) in the aggregate, which amount shall be reduced by the Purchase Amount each time the Investor purchases shares of Common Stock pursuant to Section 2 hereof.
f.
“Bankruptcy Law” means Title 11, U.S. Code, or any similar federal or state law for the relief of debtors.
g.
“Business Day” means any day on which the Principal Market is open for trading, including any day on which the Principal Market is open for trading for a period of time less than the customary time.

h.
“Closing Sale Price” means, for any security as of any date, the last closing sale price for such security on the Principal Market as reported by the Principal Market.
i.
“Commitment Shares” shall have the meaning ascribed to such term in Section 5(e).
j.
“Confidential Information” means any information disclosed by either party to the other party, either directly or indirectly, in writing, orally or by inspection of tangible objects (including, without limitation, documents, prototypes, samples, plant and equipment), which is designated as “Confidential,” “Proprietary” or some similar designation. Information communicated orally shall be considered Confidential Information if such information is confirmed in writing as being Confidential Information within ten (10) Business Days after the initial disclosure. Confidential Information may also include information disclosed to a disclosing party by third parties. Confidential Information shall not, however, include any information which (i) was publicly known and made generally available in the public domain prior to the time of disclosure by the disclosing party; (ii) becomes publicly known and made generally available after disclosure by the disclosing party to the receiving party through no action or inaction of the receiving party; (iii) is already in the possession of the receiving party without confidential restriction at the time of disclosure by the disclosing party as shown by the receiving party’s files and records immediately prior to the time of disclosure; (iv) is obtained by the receiving party from a third party without a breach of such third party’s obligations of confidentiality; or (v) is independently developed by the receiving party without use of or reference to the disclosing party’s Confidential Information, as shown by documents and other competent evidence in the receiving party’s possession.
k.
“DTC” means The Depository Trust Company, or any successor performing substantially the same function for the Company.
l.
“DWAC Shares” means shares of Common Stock that are (i) issued in electronic form, (ii) freely tradable and transferable and without restriction on resale and (iii) timely credited by the Company to the Investor’s or its designee’s specified Deposit/Withdrawal at Custodian (DWAC) account with DTC under its Fast Automated Securities Transfer (FAST) Program, or any similar program hereafter adopted by DTC performing substantially the same function.
m.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
n.
“Floor Price” means $1.00, which shall be adjusted for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction and, effective upon the consummation of any of the foregoing, the Floor Price shall mean the lower of (i) the adjusted price and (ii) $1.00.
o.
“Material Adverse Effect” means any material adverse effect on (i) the enforceability of any Transaction Document, (ii) the results of operations, assets, business or financial condition of the Company and its Subsidiaries, taken as a whole, other than any material adverse effect that resulted exclusively from (A) any change in the United States or foreign economies or securities or financial markets in general that does not have a disproportionate effect on the Company and its Subsidiaries, taken as a whole, (B) any change that generally affects the industry in which the Company and its Subsidiaries operate that does not have a disproportionate effect on the Company and its Subsidiaries, taken as a whole, (C) any change arising in connection with earthquakes, hostilities, acts of war, sabotage or terrorism or military actions or any escalation or material worsening of any such hostilities, acts of war, sabotage or terrorism or military actions existing as of the date hereof, (D) any action taken by the Investor, its affiliates or its or their successors and assigns with respect to the transactions contemplated by this Agreement, (E) the effect of any change in Applicable Laws or accounting rules that does not have a disproportionate effect on the Company and its Subsidiaries, taken as a whole, or (F) any change resulting from compliance with terms of this Agreement or the consummation of the transactions contemplated by this Agreement, or (iii) the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document to be performed as of the date of determination.
p.
“Maturity Date” means the first day of the month immediately following the thirty-six (36) month anniversary of the Commencement Date.
q.
“New Registration Statement” has the meaning set forth in the Registration Rights Agreement.
r.
“Person” means an individual or entity including but not limited to any limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.
s.
“Principal Market” means The Nasdaq Capital Market (or any nationally recognized successor thereto); provided, however, that in the event the Company’s Common Stock is ever listed or traded on The Nasdaq Global Market, The Nasdaq Global Select Market, the New York Stock Exchange, NYSE American, the NYSE Arca, the OTC Bulletin Board, or the OTCQX or OTCQB operated by the OTC Markets Group, Inc. (or any nationally recognized successor to any of the foregoing), then the “Principal Market” shall mean such other market or exchange on which the Company’s Common Stock is then listed or traded.

t.
“Purchase” means any Regular Purchase, Accelerated Purchase or Additional Accelerated Purchase made hereunder, as applicable.
u.
“Purchase Amount” means, with respect to any Regular Purchase, Accelerated Purchase or Additional Accelerated Purchase made hereunder, as applicable, the portion of the Available Amount to be purchased by the Investor pursuant to Section 2 hereof.
v.
“Purchase Notice” means a notice delivered to the Investor pursuant to Section 2 with respect to any Regular Purchase, Accelerated Purchase or Additional Accelerated Purchase, respectively.
w.
“Purchase Shares” shall have the meaning ascribed to such term in the recitals.
x.
“Registration Rights Agreement” means that certain Registration Rights Agreement, of even date herewith between the Company and the Investor.
y.
“Registration Statement” has the meaning set forth in the Registration Rights Agreement.
z.
“Regular Purchase Date” means, with respect to a Regular Purchase made pursuant to Section 2(a) hereof, the Business Day for which the Investor receives, after 4:00 p.m., Eastern time on such Business Day, or thereafter as permitted by Section 2(a) hereof, a valid Purchase Notice for such Regular Purchase in accordance with this Agreement; provided that any Business Day that is twenty (20) days or less before the filing of any post-effective amendment to the Registration Statement or New Registration Statement, and until the effective date of any such post-effective amendment to the Registration Statement or New Registration Statement, shall not be a Regular Purchase Date.
aa.
“Regular Purchase Share Limit” means Thirty Thousand (30,000) Purchase Shares; provided, however, that (i) if the Closing Sale Price of the Common Stock is not below $10.00 on the applicable Regular Purchase Date, the Regular Purchase Share Limit may be increased to up to Thirty-Five Thousand (35,000) Purchase Shares for such Regular Purchase Date; and (ii) if the Closing Sale Price of the Common Stock is not below $12.00 on the applicable Regular Purchase Date, the Regular Purchase Share Limit may be increased to up to Forty Thousand (40,000) Purchase Shares for such Regular Purchase Date, in each case such number of Purchase Shares and price per share to be adjusted following any reorganization, recapitalization, non-cash dividend, stock split, reverse stock, split or other similar transaction effected with respect to the Common Stock; provided, that if following such an adjustment, the Regular Purchase Share Limit as adjusted would preclude the Company from delivering to the Investor a Purchase Notice hereunder for a Purchase Amount equal to or greater than One Hundred Thousand Dollars ($100,000), the Regular Purchase Share Limit shall equal the maximum number of Purchase Shares which would enable the Company to deliver to the Investor a Purchase Notice for a Purchase Amount equal to, or as closely approximating, but without exceeding, One Hundred Thousand Dollars ($100,000); provided, further, that the Investor’s committed obligation under any single Regular Purchase shall not exceed Three Million Five Hundred Thousand Dollars ($3,500,000).
bb.
“Sale Price” means any sale price for the shares of Common Stock on the Principal Market as reported by the Principal Market.
cc.
“SEC” means the U.S. Securities and Exchange Commission.
dd.
“Securities” means, collectively, the Purchase Shares and the Commitment Shares.
ee.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
ff.
“Subsidiary” means any Person the Company wholly owns or controls, or in which the Company, directly or indirectly, owns a majority of the voting stock or similar voting interest, in each case that would be disclosable pursuant to Item 601(b)(21) of Regulation S-K promulgated under the Securities Act.
gg.
“Transaction Documents” means, collectively, this Agreement and the schedules and exhibits hereto, the Registration Rights Agreement and the schedules and exhibits thereto and each of the other agreements, documents, certificates and instruments entered into or furnished by the parties hereto in connection with the transactions contemplated hereby and thereby.
hh.
“Transfer Agent” means Continental Stock Transfer & Trust Company, or such other Person who is then serving as the transfer agent for the Company in respect of the Common Stock.
ii.
“VWAP” means in respect of an applicable Accelerated Purchase Date, the volume weighted average price of the Common Stock on the Principal Market, as reported on the Principal Market or by another reputable source such as Bloomberg, L.P.
2.
PURCHASE OF COMMON STOCK.

Subject to the terms and conditions set forth in this Agreement, the Company has the right, but not the obligation, to sell to the Investor, in the Company’s sole and absolute discretion, and the Investor has the obligation to purchase from the Company, Purchase Shares as follows:

a.
Commencement of Regular Purchases of Common Stock. Upon the satisfaction of the conditions set forth in Sections 7 and 8 hereof (the “Commencement” and the date of satisfaction of such conditions the “Commencement Date”) and thereafter, the Company shall have the right, but not the obligation, to direct the Investor, by its delivery to the Investor of a Purchase Notice from time to time on any Regular Purchase Date on which the Closing Sale Price is not below the Floor Price, to purchase up to the Regular Purchase Share Limit (each such purchase, a “Regular Purchase”) at the lower of: (i) the lowest Sale Price of the Common Stock on the applicable Regular Purchase Date and (ii) the arithmetic average of the three (3) lowest Closing Sale Prices for the Common Stock during the ten (10) consecutive Business Days ending on the Business Day immediately preceding such Regular Purchase Date (the “Purchase Price”). The parties may mutually agree to increase the Regular Purchase Share Limit for any Regular Purchase to a number of shares greater than the Regular Purchase Share limit then in effect. If the Company delivers any Regular Purchase Notice for a Purchase Amount in excess of the limitations contained in the immediately preceding sentence, such Regular Purchase Notice shall be void ab initio only with respect to the extent of the amount by which the number of Purchase Shares set forth in such Regular Purchase Notice exceeds the number of Purchase Shares which the Company is permitted to include in such Purchase Notice in accordance herewith, and the Investor shall have no obligation to purchase such excess Purchase Shares in respect of such Regular Purchase Notice; provided, however, that the Investor shall remain obligated to purchase the number of Purchase Shares which the Company is permitted to include in such Regular Purchase Notice. The Company may deliver a Regular Purchase Notice to the Investor as often as every Business Day subject to the second sentence of Section 2(g). For purposes of this Section 2(a), a Purchase Notice delivered on a day that is not a Business Day shall be deemed to have been delivered on the most recent Business Day prior to delivery of such Purchase Notice.
b.
Accelerated Purchases. On any Regular Purchase Date, provided that the Company properly submitted a Purchase Notice for a Regular Purchase for a number of Purchase Shares not less than the Regular Purchase Share Limit then in effect on such Regular Purchase Date and subject to the terms and conditions of this Agreement, the Company shall also have the right, but not the obligation, to direct the Investor, by its delivery to the Investor of a Purchase Notice from time to time in accordance with this Agreement, to purchase the applicable Accelerated Purchase Share Amount (each such purchase, an “Accelerated Purchase”) at ninety-six percent (96%) of the lower of (i) the Closing Sale Price of the Common Stock on such applicable Accelerated Purchase Date and (ii) the VWAP for the Accelerated Purchase Period (the “Accelerated Purchase Price”), provided however, that the parties may mutually agree to increase the Accelerated Purchase Share Amount for any Accelerated Purchase to an amount no greater than 500,000 Purchase Shares. Within one (1) Business Day after completion of each Accelerated Purchase Date for an Accelerated Purchase, the Investor will provide to the Company a written confirmation of such Accelerated Purchase setting forth the applicable Accelerated Purchase Share Amount and Accelerated Purchase Price for such Accelerated Purchase.
c.
Additional Accelerated Purchases. On any Accelerated Purchase Date, provided that the Company properly submitted a Purchase Notice for an Accelerated Purchase and subject to the terms and conditions of this Agreement, the Company shall also have the right, but not the obligation, to direct the Investor, by its delivery to the Investor of a Purchase Notice from time to time in accordance with this Agreement, to purchase the applicable Accelerated Purchase Share Amount (each such purchase, an “Additional Accelerated Purchase”) at the Accelerated Purchase Price. The Company may deliver Purchase Notices to the Investor for multiple Additional Accelerated Purchases on an Accelerated Purchase Date subject to the second sentence of Section 2(g).
d.
Payment for Purchase Shares. For each Regular Purchase, the Investor shall pay to the Company an amount equal to the Purchase Amount with respect to such Regular Purchase as full payment for such Purchase Shares via wire transfer of immediately available funds on the same Business Day that the Investor receives such Purchase Shares, if such Purchase Shares are received by the Investor before 1:00 p.m., Eastern time, or, if such Purchase Shares are received by the Investor after 1:00 p.m., Eastern time, the next Business Day. Within one (1) Business Day after completion of each Accelerated Purchase Date for an Accelerated Purchase or Additional Accelerated Purchase, respectively, the Investor will provide to the Company a written confirmation of such Accelerated Purchase setting forth the applicable Accelerated Purchase Share Amount and Accelerated Purchase Price for such purchase. For each Accelerated Purchase and each Additional Accelerated Purchase, the Investor shall pay to the Company an amount equal to the Purchase Amount with respect to such purchase as full payment for such Purchase Shares via wire transfer of immediately available funds no later than the second Business Day following the date that the Investor receives the Purchase Shares for such Purchase. If the Company or the Transfer Agent shall fail for any reason or for no reason to electronically transfer any Purchase Shares as DWAC Shares with respect to any Purchase within two (2) Business Days following the receipt by the Company of the Purchase Price or Accelerated Purchase Price, as applicable, for any Purchase therefor in compliance with this Section 2(d), and if on or after such Business Day the Investor purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Investor of Purchase Shares in anticipation of receiving Purchase Shares from the Company with respect to such Purchase, then the Company shall, within two (2) Business Days after the Investor’s request, either (i) pay cash to the Investor in an amount equal to the Investor’s total purchase price (including customary brokerage commissions, if any) for the shares of Common Stock so purchased (the “Cover Price”), at which point the Company’s obligation to deliver such Purchase Shares as DWAC Shares shall terminate, or (ii) promptly honor its obligation to deliver to the Investor such Purchase Shares as DWAC Shares and pay cash to the Investor in an amount equal to the excess (if any) of the Cover Price over the total Purchase Amount paid by the Investor pursuant to this Agreement for all of the Purchase Shares to be purchased by the Investor in connection with such purchases. All payments made under this Agreement shall be made in lawful money of the United States of America or wire transfer of immediately available funds to such account as the Company may from time to time designate by written notice in accordance with the provisions of this Agreement. Whenever any amount expressed to be due by the terms of this Agreement is due on any day that is not a Business Day, the same shall instead be due on the next succeeding day that is a Business Day.
e.
Compliance with Rules of the Principal Market. Notwithstanding anything in this Agreement to the contrary, and in addition to the limitations set forth in Section 2(f), the Company shall not issue more than 7,003,383 shares (including the Commitment Shares) of Common Stock (the “Exchange Cap”) under this Agreement, which equals 19.99% of the Company’s outstanding shares of Common Stock as of the date hereof, unless stockholder approval is obtained to issue in excess of the Exchange Cap; provided, however, that the foregoing limitation shall not apply if at any time the Exchange Cap is reached and at all times thereafter the average price paid for all shares of Common Stock issued under this Agreement is equal to or greater than $2.82, which is a price equal to the lower of (i) the Nasdaq Official Closing Price immediately preceding the execution of this Agreement or (ii) the arithmetic average of the Nasdaq Official Closing Prices for the Common Stock for the five (5) consecutive Business Days immediately preceding the execution of this Agreement, as calculated in accordance with the rules of the Principal Market (in such circumstance, for purposes of the Principal Market, the transaction contemplated hereby would not be “below market” and the Exchange Cap would not apply). Notwithstanding the foregoing, the Company shall not be required or permitted to issue, and the Investor shall not be required to purchase, any shares of Common Stock under this Agreement if such issuance would violate the rules or regulations of the Principal Market. The Company may, in its sole discretion, determine whether to obtain stockholder approval to issue more than 19.99% of its outstanding shares of Common Stock hereunder if such issuance would require stockholder approval under the rules or regulations of the Principal Market. The Exchange Cap shall be reduced, on a share-for-share basis, by the number of shares of Common Stock issued or issuable that may be aggregated with the transactions contemplated by this Agreement under applicable rules of the Principal Market.
f.
Beneficial Ownership Limitation. Notwithstanding anything to the contrary contained in this Agreement, the Company shall not issue or sell, and the Investor shall not purchase or acquire, any shares of Common Stock under this Agreement which, when aggregated with all other shares of Common Stock then beneficially owned by the Investor and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder) would result in the beneficial ownership by the Investor and its affiliates of more than 9.99% of the then issued and outstanding shares of Common Stock (the “Beneficial Ownership Limitation”). The Investor and the Company shall each cooperate in good faith in the determinations required hereby and the application hereof. The Investor’s written certification to the Company of the applicability of the Beneficial Ownership Limitation, and the resulting effect thereof hereunder at any time, shall be conclusive with respect to the applicability thereof and such result absent manifest error.
g.
Excess Share Limitations. If the Company delivers any Purchase Notice for a Purchase Amount in excess of the limitations contained in this Section 2, such Purchase Notice shall be void ab initio to the extent of the amount by which the number of Purchase Shares set forth in such Purchase Notice exceeds the number of Purchase Shares which the Company is permitted to include in such Purchase Notice in accordance herewith, and the Investor shall have no obligation to purchase such excess Purchase Shares in respect of such Purchase Notice; provided, however, that the Investor shall remain obligated to purchase the number of Purchase Shares which the Company is permitted to include in such Purchase Notice. If the Company delivers a Purchase Notice, and all Purchase Shares subject to all prior Purchases have not theretofore been received by the Investor as DWAC Shares in accordance with this Agreement, such Purchase Notice shall not be deemed to have been delivered and the Investor shall not be required to purchase any Purchase Shares until all Purchase Shares for such prior Purchases have been received by the Investor as DWAC Shares. If any issuance of Purchase Shares would result in the issuance of a fraction of a share of Common Stock, the Company shall round down such fraction of a share of Common Stock to the nearest whole share and no fractional shares will be issued.
h.
Adjustments for Shares and Prices. Except as specifically stated otherwise, all share-related and dollar-related limitations contained in this Section 2, shall be adjusted to take into account any reorganization, recapitalization, non-cash dividend, stock split, reverse stock, split or other similar transaction effected with respect to the Common Stock.
3.
INVESTOR’S REPRESENTATIONS AND WARRANTIES.

The Investor represents and warrants to the Company that as of the date hereof and as of the Commencement Date:

a.
Organization, Authority. The Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, with the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder.
b.
Accredited Investor Status. The Investor is an “accredited investor” as that term is defined in Rule 501(a)(3) of Regulation D promulgated under the Securities Act.
c.
Reliance on Exemptions. The Investor understands that the Securities may be offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Securities.
d.
Investment Purpose. The Investor is acquiring the Securities as principal for its own account for investment only and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other Persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting the Investor’s right to sell the Securities at any time pursuant to the Registration Statement described herein or otherwise in compliance with applicable federal and state securities laws). The Investor is acquiring the Securities hereunder in the ordinary course of its business.
e.
Information. The Investor understands that its investment in the Securities involves a high degree of risk. The Investor (i) is able to bear the economic risk of an investment in the Securities including a total loss thereof, (ii) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the proposed investment in the Securities and (iii) has had an opportunity to ask questions of and receive answers from the officers of the Company concerning the financial condition and business of the Company and other matters related to an investment in the Securities. Neither such inquiries nor any other due diligence investigations conducted by the Investor or its representatives shall modify, amend or affect the Investor’s right to rely on the Company’s representations and warranties contained in Section 4 below. The Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities and is not relying on any accounting, legal, tax or other advice from the Company or its officers, employees, representatives or advisors. The Investor acknowledges and agrees that the Company neither makes nor has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 4 hereof.
f.
No Governmental Review. The Investor understands that no U.S. federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of an investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.
g.
Transfer or Sale. The Investor understands that (i) the Securities may not be offered for sale, sold, assigned or transferred unless (A) registered pursuant to the Securities Act or (B) an exemption exists permitting such Securities to be sold, assigned or transferred without such registration; (ii) any sale of the Securities made in reliance on Rule 144 promulgated under the Securities Act (“Rule 144”) may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder.
h.
Validity; Enforcement. This Agreement and the other Transaction Documents have been duly and validly authorized, executed and delivered on behalf of the Investor and each is a valid and binding agreement of the Investor enforceable against the Investor in accordance with its terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.
i.
Residency. The Investor’s principal place of business is in the State of Illinois.
j.
No Short Selling. The Investor represents and warrants to the Company that at no time prior to the date of this Agreement has any of the Investor, its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any (i) “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Common Stock or (ii) hedging transaction, which establishes a net short position with respect to the Common Stock.
4.
REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to the Investor that as of the date hereof and as of the Commencement Date:

a.
Organization and Qualification. The Company and each of its Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any of its Subsidiaries is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents, where such violation or default would not reasonably be expected to result in a Material Adverse Effect. Each of the Company and its Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not reasonably be expected to result in a Material Adverse Effect, and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification. The Company has no Subsidiaries except as set forth in the SEC Documents (as defined below).
b.
Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and each of the other Transaction Documents, and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby, including without limitation, the issuance of the Commitment Shares (as defined below in Section 5(e)) and the reservation for issuance and the issuance of the Purchase Shares issuable under this Agreement have been duly authorized by the Company’s Board of Directors or a validly authorized committee thereof (collectively, the “Board of Directors”), and no further consent or authorization is required by the Company, its Board of Directors or any committee thereof, or its stockholders (except as set forth in this Agreement). This Agreement has been, and each other Transaction Document shall be on the Commencement Date, duly executed and delivered by the Company, and this Agreement constitutes, and each other Transaction Document upon its execution on behalf of the Company, shall constitute, the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies. The Board of Directors of the Company has adopted all applicable resolutions (the “Signing Resolutions”) to authorize this Agreement and the transactions contemplated hereby. The Signing Resolutions are valid, in full force and effect and have not been modified or supplemented in any respect. The Company has delivered to the Investor a true and correct copy of the Signing Resolutions adopted by the Board of Directors. Except as set forth in this Agreement, no other approvals or consents of the Company’s Board of Directors and/or stockholders is necessary under applicable laws and the Company’s Certificate of Incorporation in effect on the date hereof (the “Certificate of Incorporation”) and/or the Company’s Bylaws in effect on the date hereof (the “Bylaws”) to authorize the execution and delivery of this Agreement or any of the transactions contemplated hereby, including, but not limited to, the issuance of the Commitment Shares and the issuance of the Purchase Shares.
c.
Capitalization. As of the date hereof, the authorized capital stock of the Company is set forth in Schedule 4(c) hereof. Except as disclosed in the SEC Documents (as defined below) or Schedule 4(c), (i) no shares of the Company’s capital stock are subject to preemptive rights or any other similar rights or any liens, encumbrances and defects (“Liens”) suffered or permitted by the Company, (ii) there are no outstanding debt securities, (iii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, (iv) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act (except the Registration Rights Agreement), (v) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries, (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities as described in this Agreement and (vii) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. The Company has furnished to the Investor true and correct copies of the Certificate of Incorporation, and the Bylaws, and summaries of the material terms of all securities convertible into or exercisable for Common Stock, if any, which are not otherwise disclosed in the Registration Statement, any SEC Document or filed as an exhibit thereto.
d.
Issuance of Securities. The Securities have been duly authorized for issuance and sale pursuant to this Agreement, and when issued and delivered by the Company against payment therefor in accordance with the terms and conditions of this Agreement, the Securities shall be validly issued, fully paid and nonassessable and free from all taxes, Liens, charges, restrictions (other than such restrictions on transfer arising under the Securities Act prior to the effective date of the Registration Statement registering the resale thereof by the Investor under the Securities Act), rights of first refusal and preemptive rights with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock.
e.
No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the reservation for issuance and issuance of the Securities) will not (i) result in a violation of the Certificate of Incorporation, any Certificate of Designations, or the Bylaws, or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or result in a violation of any applicable law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the Principal Market applicable to the Company or any of its Subsidiaries) or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except in the case of conflicts, defaults, terminations, amendments, accelerations, cancellations and violations under clauses (i) or (ii), which would not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary is in violation of any term of or is in default under any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or any Subsidiary, except for possible conflicts, defaults, terminations or amendments that would not reasonably be expected to have a Material Adverse Effect. The business of the Company and each Subsidiary is not being conducted, and shall not be conducted, in violation of any law, ordinance, regulation of any governmental entity, except for possible violations, the sanctions for which either individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under the Securities Act or applicable state securities laws and the rules and regulations of the Principal Market, the Company is not required to obtain any consent, Authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents in accordance with the terms hereof or thereof. Except as set forth elsewhere in this Agreement, all consents, Authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence shall be obtained or effected on or prior to the Commencement Date. Except as disclosed in the SEC Documents, since one year prior to the date hereof, the Company has not received nor delivered any notices or correspondence from or to the Principal Market, other than notices with respect to listing of additional shares of Common Stock and other routine correspondence. Except as disclosed in the SEC Documents, since one year prior to the date hereof, the Principal Market has not commenced any delisting proceedings against the Company.
f.
SEC Documents; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company with the SEC under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof (or such shorter period as the Company was required by law or regulation to file) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Documents”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Documents prior to the expiration of any such extension. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable. The SEC Documents, taken together, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements (i) have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and (ii) fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. Except as publicly available through the SEC’s Electronic Data Gathering, Analysis, and Retrieval system (EDGAR), or in connection with a confidential treatment request submitted to the SEC, the Company has received no notices or correspondence from the SEC for the one year preceding the date hereof other than SEC comment letters relating to the Company’s filings under the Exchange Act and the Securities Act. There are no “open” SEC comments. To the Company’s knowledge, the SEC has not commenced any enforcement proceedings against the Company or any of its Subsidiaries.
g.
Absence of Certain Changes. Except as disclosed in the SEC Documents, since September 30, 2021, there has been no change that would constitute a Material Adverse Effect. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any Bankruptcy Law nor does the Company or any of its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy or insolvency proceedings. The Company is financially solvent and is generally able to pay its debts as they become due.
h.
Absence of Litigation. Except as disclosed in the SEC Documents, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company or any of its Subsidiaries, the Common Stock or any of the Company’s or its Subsidiaries’ officers or directors in their capacities as such, which would reasonably be expected to have a Material Adverse Effect.
i.
Acknowledgment Regarding Investor’s Status. The Company acknowledges and agrees that the Investor is acting solely in the capacity of arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby and any advice given by the Investor or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Investor’s purchase of the Securities. The Company further represents to the Investor that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives and advisors.
j.
No General Solicitation; No Aggregated Offering. Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the

Securities Act) in connection with the offer or sale of the Securities. Neither the Company, nor or any of its affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the offer and sale of any of the Securities under the Securities Act, whether through integration with prior offerings or otherwise, or cause this offering of the Securities to be aggregated with prior offerings by the Company in a manner that would require stockholder approval pursuant to the rules of the Principal Market on which any of the securities of the Company are listed or designated. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Principal Market.
k.
Intellectual Property Rights. Except as disclosed in the SEC Documents, the Company and its Subsidiaries own or possess (or reasonably believe it can acquire on reasonable terms) adequate rights or licenses to use all material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted, except as such failure to own, possess or acquire such rights would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. None of the Company’s material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, government authorizations, trade secrets or other intellectual property rights have expired or terminated, or, by the terms and conditions thereof, could expire or terminate within two years from the date of this Agreement, except as would not reasonably be expected to have a Material Adverse Effect. The Company is not, and to the knowledge of the Company, no other party is in material breach of any license agreement related to the intellectual property rights of the Company. The Company and its Subsidiaries do not have any knowledge of any infringement by the Company or its Subsidiaries of any material trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, or of any such development of similar or identical trade secrets or technical information by others, and there is no claim, action or proceeding being made or brought against, or to the Company’s knowledge, being threatened against, the Company or its Subsidiaries regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement, which would reasonably be expected to have a Material Adverse Effect.
l.
Environmental Laws. Except as disclosed in the SEC Documents, the Company and its Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where, in each of the three foregoing clauses, the failure to so comply could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
m.
Title. The Company and its Subsidiaries own no real property. Except as disclosed in the SEC Documents, the Company and its Subsidiaries have good and marketable title in all personal property owned by them (other than intellectual property, which is covered in Section 4(k) above) that is material to the business of the Company and its Subsidiaries, in each case free and clear of all Liens and, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties and Liens that would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. Any real property and facilities held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and its Subsidiaries are in compliance with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries or would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.
n.
Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for that would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing or similar insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect.
o.
Regulatory Permits. Except as disclosed in the SEC Documents, the Company and its Subsidiaries possess all material certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as currently conducted, except where the failure to possess such certificates, authorizations, or permits would not reasonably be expected to have a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such material certificate, authorization or permit except such notices that would not reasonably be expected to have a Material Adverse Effect.

p.
Tax Status. Except as disclosed in the SEC Documents, the Company and each of its Subsidiaries has made or filed all federal, state, local or foreign income and all other material tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply, and except as would not reasonably be expected to have a Material Adverse Effect. To the Company’s knowledge, there are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction.
q.
Transactions with Affiliates. Except as disclosed in the SEC Documents, to the Company’s knowledge, none of the Company’s stockholders covered by Item 403(a) of Regulation S-K, officers or directors or any family member or affiliate of any of the foregoing, has either directly or indirectly an interest in, or is a party to, any transaction that is required to be disclosed as a related party transaction pursuant to Item 404 of Regulation S-K promulgated under the Securities Act.
r.
Application of Takeover Protections. The Company and its Board of Directors have taken or will take prior to the Commencement Date all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation or the laws of the state of its incorporation, other than Section 203 of the Delaware General Corporation law, which is or could become applicable to the Investor as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and the Investor’s ownership of the Securities.
s.
Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents that will be timely publicly disclosed by the Company, the Company confirms that neither it nor any other Person acting on its behalf has provided the Investor or its agents or counsel with any information that it believes constitutes or might constitute material, non-public information which is not otherwise disclosed in the SEC Documents. The Company understands and confirms that the Investor will rely on the foregoing representation in effecting purchases and sales of securities of the Company. All of the disclosure furnished by or on behalf of the Company to the Investor regarding the Company, its business and the transactions contemplated hereby, including the disclosure schedules to this Agreement, taken as a whole, is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that the Investor neither makes nor has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3 hereof.
t.
Foreign Corrupt Practices. Neither the Company, nor to the knowledge of the Company, any agent or other Person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any Person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.
u.
DTC Eligibility. The Company, through the Transfer Agent, currently participates in the DTC Fast Automated Securities Transfer (FAST) Program and the Common Stock can be transferred electronically to third parties via the DTC Fast Automated Securities Transfer (FAST) Program.
v.
Sarbanes-Oxley. The Company is in compliance in all material respects with all provisions of the Sarbanes-Oxley Act of 2002, as amended, which are applicable to it as of the date hereof.
w.
Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Investor shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 4(w) that may be due in connection with the transactions contemplated by the Transaction Documents. The Company shall pay, and hold the Investor harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys’ fees and reasonable documented out of pocket expenses) arising in connection with any such claim.
x.
Investment Company. The Company is not, and immediately after giving effect to the sale of the Purchase Shares in accordance with this Agreement and the application of the proceeds as described in the Registration Statement under the caption “Use of Proceeds,” will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

y.
Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock pursuant to the Exchange Act nor has the Company received any notification that the SEC is currently contemplating terminating such registration. Except as disclosed in the SEC Documents, the Company has not, in the twelve (12) months preceding the date hereof, received any notice from any Person to the effect that the Company is not in compliance with the listing or maintenance requirements of the Principal Market. Except as disclosed in the SEC Documents, the Company is in compliance with all such listing and maintenance requirements.
z.
Accountants. The Company’s accountants are set forth in the SEC Documents and, to the knowledge of the Company, such accountants are an independent registered public accounting firm as required by the Securities Act.
aa.
No Market Manipulation. The Company has not, and to its knowledge no Person acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.
bb.
Shell Company Status. The Company was previously an issuer identified in Rule 144(i)(1) and has filed with the SEC current “Form 10 information” (as defined in Rule 144(i)(3)).
cc.
Benefit Plans; Labor Matters. Each benefit and compensation plan, agreement, policy and arrangement that is maintained, administered or contributed to by the Company for current or former employees or directors of, or independent contractors with respect to, the Company has been maintained in compliance in all material respects with its terms and the requirements of any applicable statutes, orders, rules and regulations, and the Company has complied in all material respects with all applicable statutes, orders, rules and regulations in regard to such plans, agreements, policies and arrangements. No labor problem or dispute with the employees of the Company exists or is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers or contractors, that would have a Material Adverse Effect.
dd.
Regulatory. During the 12-month period immediately preceding the date hereof, except as described in the SEC Documents and except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Company and each of its Subsidiaries: (A) is and at all times has been in compliance with all applicable U.S. and foreign statutes, rules or regulations applicable to Company and its Subsidiaries (“Applicable Laws”), except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; (B) has not received any material written notice of adverse finding, warning letter, untitled letter or other correspondence or notice from the U.S. Food and Drug Administration or any other federal, state, or foreign governmental authority having authority over the Company (“Governmental Authority”) alleging or asserting material noncompliance with any Applicable Laws or any licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”); (C) possesses all material Authorizations and such material Authorizations are valid and in full force and effect and, to the Company’s knowledge, are not in violation of any term of any such material Authorizations; (D) has not received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Governmental Authority or third party alleging that any product, operation or activity is in violation of any Applicable Laws or Authorizations and have no knowledge that any such Governmental Authority or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (E) has not received written notice that any Governmental Authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations and the Company has no knowledge that any such Governmental Authority is considering such action; and (F) has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct in all material respects on the date filed (or were corrected or supplemented by a subsequent submission). During the 12-month period immediately preceding the date hereof, to the Company’s knowledge, the studies, tests and preclinical studies and clinical trials conducted by or on behalf of the Company were and, if still pending, are, in all material respects, being conducted in accordance with experimental protocols, procedures and controls pursuant to accepted professional scientific standards and all Applicable Laws, including, without limitation, the United States Federal Food, Drug, and Cosmetic Act or any other federal, state, local or foreign governmental or quasi-governmental body exercising comparable authority; the descriptions of the results of such studies, tests and trials contained in the SEC Documents are accurate and complete in all material respects and fairly present the data derived from such studies, tests and trials in all material respects; and the descriptions in the SEC Documents of the results of such clinical trials are consistent in all material respects with such results and to the Company’s knowledge there are no other studies or other clinical trials whose results are materially inconsistent with or otherwise materially call into question the results described or referred to in the SEC Documents. The Company uses commercially reasonable efforts to review, from time to time, the progress and results of the studies, tests and preclinical studies and clinical trials that are described in the SEC Documents and, based upon (i) the information provided to the Company by the third parties conducting such studies, tests, preclinical studies and clinical trials and the Company’s review of such information, and (ii) the Company’s actual knowledge, the Company reasonably believes that the descriptions of the results of such studies, tests, preclinical studies and clinical trials are accurate and complete in all material respects.

ee.
No Disqualification Events. None of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering contemplated hereby, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act. The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event.
5.
COVENANTS.
a.
Filing of Current Report and Registration Statement. The Company agrees that it shall, within the time required under the Exchange Act, file with the SEC a report on Form 8-K relating to the transactions contemplated by, and describing the material terms and conditions of, the Transaction Documents (the “Current Report”). The Company shall also use reasonable best efforts to file with the SEC as soon as practicable after the filing of the Company’s report on Form 10-K for the year ended December 31, 2021, a new registration statement (the “Registration Statement”) covering the resale of the Commitment Shares and Purchase Shares in accordance with the terms of the Registration Rights Agreement. The Company shall permit the Investor to review and comment upon the final pre-filing draft version of the Registration Statement at least two (2) Business Days prior to the filing of each with the SEC, and the Company shall not file the Registration Statement with the SEC in a form to which the Investor reasonably objects. The Investor shall use its reasonable best efforts to comment upon the substantially final pre-filing draft version of the Registration Statement within one (1) Business Day from the date the Investor receives it from the Company.
b.
Blue Sky. The Company shall take all such action, if any, as is reasonably necessary in order to obtain an exemption for or to register or qualify (i) the issuance of the Commitment Shares and the sale of the Purchase Shares to the Investor under this Agreement and (ii) any subsequent resale of all Securities by the Investor, in each case, under applicable securities or “Blue Sky” laws of the states of the United States in such states as is reasonably requested by the Investor from time to time, and shall provide evidence of any such action so taken to the Investor.
c.
Listing/DTC. The Company shall promptly secure the listing of all of the Securities to be issued to the Investor hereunder on the Principal Market (subject to official notice of issuance) and upon each other national securities exchange or automated quotation system, if any, upon which the Common Stock is then listed, and shall use commercially reasonable efforts to maintain, so long as any shares of Common Stock shall be so listed, such listing of all such Securities from time to time issuable hereunder. The Company shall use commercially reasonable efforts to maintain the listing of the Common Stock on the Principal Market and shall comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules and regulations of the Principal Market. Neither the Company nor any of its Subsidiaries shall take any action that would reasonably be expected to result in the delisting or suspension of the Common Stock on the Principal Market. The Company shall promptly, and in no event later than the following Business Day, provide to the Investor copies of any notices it receives from the Principal Market regarding the continued eligibility of the Common Stock for listing on the Principal Market; provided, however, that the Company shall not be required to provide the Investor copies of any such notice that the Company reasonably believes constitutes material non-public information and that the Company would not be required to publicly disclose such notice in any report or statement filed with the SEC under the Exchange Act (including on Form 8-K) or the Securities Act. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 5(c). The Company shall take all commercially reasonable action necessary to ensure that its Common Stock can be transferred electronically as DWAC Shares.
d.
Prohibition of Short Sales and Hedging Transactions. The Investor agrees that beginning on the date of this Agreement and ending on the date of termination of this Agreement as provided in Section 11, the Investor and its agents, representatives and affiliates shall not in any manner whatsoever enter into or effect, directly or indirectly, any (i) “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Common Stock or (ii) hedging transaction, which establishes a net short position with respect to the Common Stock.
e.
Issuance of Commitment Shares. In consideration for the Investor’s execution and delivery of this Agreement, the Company shall cause the Transfer Agent to issue on the date of this Agreement 100,000 shares of Common Stock (the “Initial Commitment Shares”) directly to the Investor and shall deliver to the Transfer Agent the Irrevocable Transfer Agent Instructions in the form as set forth in Section 6 hereto. For the avoidance of doubt, all of the Initial Commitment Shares shall be fully earned as of the date of this Agreement, whether or not the Commencement shall occur or any Purchase Shares are purchased by the Investor under this Agreement and irrespective of any termination of this Agreement. Upon the Available Amount being reduced to an amount equal to or lesser than $20,000,000 (the “Available Amount Threshold”) the Company shall pay to the Investor an amount in cash, by wire transfer of immediately available funds, equal to One Hundred Thousand Dollars ($100,000) (the “Additional Commitment Fee”). The Additional Commitment Fee shall be paid to the Investor within two (2) Business Days of the day on which Purchase Shares are issued to the Investor in connection with the applicable Regular Purchase and Accelerated Purchase (as applicable) in accordance with Section 2, thereby causing the Available Amount Threshold to be reached.

f.
Due Diligence; Non-Public Information. During the term of this Agreement, the Investor shall have the right, from time to time as the Investor may reasonably deem appropriate, and upon reasonable advance notice to the Company, to perform reasonable due diligence on the Company during normal business hours. The Company and its officers and employees shall provide information and reasonably cooperate with the Investor in connection with any reasonable request by the Investor related to the Investor’s due diligence of the Company. Each party hereto agrees not to disclose any Confidential Information of the other party to any third party and shall not use the Confidential Information for any purpose other than in connection with, or in furtherance of, the transactions contemplated hereby. Each party hereto acknowledges that the Confidential Information shall remain the property of the disclosing party and agrees that it shall take all reasonable measures to protect the secrecy of any Confidential Information disclosed by the other party. The receiving party may disclose Confidential Information to the extent such information is required to be disclosed by law, regulation or order of a court of competent jurisdiction or regulatory authority, provided that the receiving party shall promptly notify the disclosing party when such requirement to disclose arises, and shall cooperate with the disclosing party so as to enable the disclosing party to: (i) seek an appropriate protective order; and (ii) make any applicable claim of confidentiality in respect of such Confidential Information; and provided, further, that the receiving party shall disclose Confidential Information only to the extent required by the protective order or other similar order, if such an order is obtained, and, if no such order is obtained, the receiving party shall disclose only the minimum amount of such Confidential Information required to be disclosed in order to comply with the applicable law, regulation or order. In addition, any such Confidential Information disclosed pursuant to this Section 5(f) shall continue to be deemed Confidential Information. Notwithstanding anything in this Agreement to the contrary, the Company and the Investor agree that neither the Company nor any other Person acting on its behalf shall provide the Investor or its agents or counsel with any information that constitutes material, non-public information, unless a simultaneous public announcement thereof is made by the Company in the manner contemplated by Regulation FD under the Exchange Act. In the event of a breach of the foregoing covenant by the Company or any Person acting on its behalf (as determined in the reasonable good faith judgment of the Investor), in addition to any other remedy provided herein or in the other Transaction Documents, if the Investor is holding any Securities at the time of the disclosure of such material non-public information, the Investor shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, non-public information without the prior approval by the Company; provided the Investor shall have first provided notice to the Company if it believes, based on the advice of external counsel, it has received information that constitutes material, non-public information, and the Company shall have at least two (2) Business Days to either publicly disclose such material, non-public information or to demonstrate to the Investor that such information does not constitute material, non-public information prior to any such disclosure by the Investor. The Investor shall not have any liability to the Company, or any of its directors, officers, employees, stockholders or agents, for any such disclosure, except in the case of the Investor’s willful misconduct or gross negligence. The Company understands and confirms that the Investor shall be relying on the foregoing covenants in effecting transactions in securities of the Company.
g.
Purchase Records. The Investor and the Company shall each maintain records showing the remaining Available Amount at any given time and the dates and Purchase Amounts for each Regular Purchase, Accelerated Purchase and Additional Accelerated Purchase or shall use such other method, reasonably satisfactory to the Investor and the Company.
h.
Taxes. The Company shall pay any and all transfer, stamp or similar taxes that may be payable with respect to the issuance and delivery of any shares of Common Stock to the Investor made under this Agreement.
i.
No Aggregation. From and after the date of this Agreement, neither the Company, nor any of its affiliates will, and the Company shall use its reasonable best efforts to ensure that no Person acting on their behalf will, directly or indirectly, make any offers or sales of any security or solicit any offers to buy any security, under circumstances that would cause this offering of the Securities by the Company to the Investor to be aggregated with other offerings by the Company in a manner that would require stockholder approval pursuant to the rules of the Principal Market on which any of the securities of the Company are listed or designated unless stockholder approval is obtained before the closing of such subsequent transaction in accordance with the rules of such Principal Market.
j.
Use of Proceeds. The Company will use the net proceeds from the offering for any corporate purpose at the sole discretion of the Company.
k.
Other Transactions. During the term of this Agreement, the Company shall not enter into, announce or recommend to its stockholders any agreement, plan, arrangement or transaction in or of which the terms thereof would restrict, materially delay, conflict with or impair the ability or right of the Company to perform its obligations under the Transaction Documents, including, without limitation, the obligation of the Company to deliver the Securities to the Investor in accordance with the terms of the Transaction Documents.
l.
No Integration. From and after the date of this Agreement, neither the Company, nor or any of its affiliates will, and the Company shall use its reasonable best efforts to ensure that no Person acting on their behalf will, directly or indirectly, make any offers or sales of any security or solicit any offers to buy any security, under circumstances that would require registration of the offer and sale of any of the Securities under the Securities Act.

m.
Limitation on Variable Rate Transactions. From and after the date of this Agreement until the earlier of: (i) the thirty-six (36) month anniversary of the date of this Agreement, or (ii) the twelve (12) month anniversary of the termination of this Agreement, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its Subsidiaries of Common Stock involving a Variable Rate Transaction other than with the Investor. “Variable Rate Transaction” means an “equity line of credit” or substantially similar transaction whereby an investor is irrevocably bound to purchase securities over a period of time from the Company at a price based on the market price of the Company’s Common Stock at the time of each such purchase, provided, however, that this Section 5(m) shall not be deemed to prohibit the issuance and sale of Common Stock pursuant to an “at-the-market offering” by the Company exclusively through a registered broker-dealer acting as agent of the Company pursuant to a written agreement between the Company and such registered broker-dealer.
n.
Publicity. The Company shall afford the Investor and its counsel with the opportunity to review and comment upon, shall consult with the Investor and its counsel on the form and substance of, and shall give due consideration to all such comments from the Investor or its counsel on, disclosure that is part of any press release, SEC filing or any other public disclosure by or on behalf of the Company that identifies the Investor, describes its purchases hereunder or summarizes any aspect of the Transaction Documents or the transactions contemplated thereby, not less than twenty-four (24) hours prior to the issuance, filing or public disclosure thereof; provided that (i) the Company shall not be required to provide to the Investor any press release, SEC filing or any other public disclosure that solely discloses the number of shares sold to Lincoln Park and the amounts paid by Lincoln Park for such shares and (ii) the Company shall not be required to provide to the Investor any disclosures that are materially similar to those previously reviewed by the Investor. The Investor must be provided with a substantially final version of any such disclosure that relates to the Investor, at least twenty-four (24) hours prior to any release, filing or use by the Company thereof.
6.
TRANSFER AGENT INSTRUCTIONS.
a.
On the date of this Agreement, the Company shall issue irrevocable instructions to the Transfer Agent to issue the Commitment Shares in accordance with the terms of this Agreement (the “Irrevocable Transfer Agent Instructions”). The certificate(s) or book-entry statement(s) representing the Commitment Shares, except as set forth below, shall bear the following restrictive legend (the “Restrictive Legend”) and no other legend whatsoever.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, UNLESS SOLD PURSUANT TO: (1) RULE 144 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (2) AN OPINION OF HOLDER’S COUNSEL, IN A CUSTOMARY FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS.

b.
Within one (1) Business Day from the date on which the Registration Statement is declared effective by the SEC, the Company shall issue to the Transfer Agent, and any subsequent transfer agent, (i) irrevocable instructions in the form substantially similar to those used by the Investor in substantially similar transactions (the “Commencement Irrevocable Transfer Agent Instructions”) and (ii) the notice of effectiveness of the Registration Statement in a form acceptable to the Transfer Agent (the “Notice of Effectiveness of Registration Statement”), in each case to issue the Securities in accordance with the terms of this Agreement and the Registration Rights Agreement. All Purchase Shares to be issued from and after the Commencement Date to the Investor pursuant to this Agreement shall be issued only as DWAC Shares. The Company represents and warrants to the Investor that, while this Agreement is effective, no instruction other than the Commencement Irrevocable Transfer Agent Instructions and will be given by the Company to the Transfer Agent with respect to the Commitment Shares, or any of the Purchase Shares covered by the Registration Statement from and after Commencement, and the Commitment Shares and the Purchase Shares covered by the Registration Statement shall otherwise be freely transferable on the books and records of the Company. The Company agrees that if the Company fails to fully comply with the provisions of this Section 6(b) within five (5) Business Days of the Investor providing the deliveries referred to above, the Company shall, at the Investor’s written instruction, purchase such shares of Common Stock containing the Restrictive Legend from the Investor at the greater of the (i) purchase price paid for such shares of Common Stock and (ii) the Closing Sale Price of the Common Stock on the date of the Investor’s written instruction.
7.
CONDITIONS TO THE COMPANY’S RIGHT TO COMMENCE

SALES OF SHARES OF COMMON STOCK.

The right of the Company hereunder to commence sales of the Purchase Shares on the Commencement Date is subject to the satisfaction or, where legally permissible, the waiver of each of the following conditions:

a.
The Investor shall have executed each of the Transaction Documents and delivered the same to the Company;

b.
The Registration Statement covering the resale of all of such Purchase Shares as required pursuant to the Registration Rights Agreement shall have been declared effective under the Securities Act by the SEC and no stop order with respect to the Registration Statement shall be pending or, to the Company’s knowledge, threatened by the SEC;
c.
The Common Stock shall be listed on the Principal Market, and all Securities to be issued by the Company to the Investor under the Transaction Documents shall have been approved for listing on the Principal Market in accordance with the applicable rules and regulations of the Principal Market, subject only to official notice of issuance; and
d.
The representations and warranties of the Investor shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 3 above, in which case, such representations and warranties shall be true and correct without further qualification) as of the date hereof and as of the Commencement Date as though made at that time.
8.
CONDITIONS TO THE INVESTOR’S OBLIGATION TO PURCHASE SHARES OF COMMON STOCK.

The obligation of the Investor to buy Purchase Shares (other than the Commitment Shares) under this Agreement is subject to the satisfaction or, where legally permissible, the waiver of each of the following conditions on or prior to the Commencement Date and, once such conditions have been initially satisfied, there shall not be any ongoing obligation to satisfy such conditions after the Commencement has occurred:

a.
The Company shall have executed each of the Transaction Documents and delivered the same to the Investor;
b.
The Investor shall have received the opinion and negative assurances letter of the Company’s legal counsel dated as of the Commencement Date substantially in the form agreed to prior to the date of this Agreement by the Company’s legal counsel and the Investor’s legal counsel;
c.
The representations and warranties of the Company in this Agreement shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 4 above, in which case, such representations and warranties shall be true and correct in all material respects without further qualification) as of the date when made and as of the Commencement Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct in all material respects as of such date) and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Commencement Date. The Investor shall have received a certificate, executed by the Chief Executive Officer or the Chief Financial Officer of the Company, dated as of the Commencement Date, to the foregoing effect in the form attached hereto as Exhibit A;
d.
The Board of Directors of the Company shall have adopted the Signing Resolutions, which shall be in full force and effect without any amendment or supplement thereto as of the Commencement Date;
e.
As of the Commencement Date, the Company shall have reserved out of its authorized and unissued Common Stock, (i) solely for the purpose of effecting purchases of Purchase Shares hereunder, 6,903,383 shares of Common Stock (excluding the Commitment Shares);
f.
The Commencement Irrevocable Transfer Agent Instructions and the Notice of Effectiveness of Registration Statement each shall have been delivered to and acknowledged in writing by the Company and the Company’s Transfer Agent (or any successor transfer agent);
g.
The Company shall have delivered to the Investor a certificate evidencing the incorporation and good standing of the Company in the State of Delaware issued by the Secretary of State of the State of Delaware as of a date within ten (10) Business Days of the Commencement Date;
h.
The Company shall have delivered to the Investor a certified copy of the Certificate of Incorporation as certified by the Secretary of State of the State of Delaware within ten (10) Business Days of the Commencement Date;
i.
The Company shall have delivered to the Investor a secretary’s certificate executed by the Secretary of the Company, dated as of the Commencement Date, in the form attached hereto as Exhibit B;
j.
The Registration Statement covering the resale of the Securities in accordance with the Registration Rights Agreement shall have been declared effective under the Securities Act by the SEC and no stop order with respect to the Registration Statement shall be pending or, to the Company’s knowledge, threatened by the SEC. The Company shall have prepared and filed with the SEC, not later than two (2) Business Days after the effective date of the Registration Statement, a final prospectus (the preliminary form of which shall be included in the Registration Statement) and shall have delivered to the Investor a true and complete copy thereof. When filed, such prospectus shall be current and available for the resale by the Investor of all of the Securities covered thereby. The Current Report shall have been filed with the SEC, as required pursuant to Section 5(a). All reports, schedules, registrations, forms, statements, information and other documents required to have been filed by the Company with the SEC at or prior to the Commencement Date pursuant to the reporting requirements of the Exchange Act shall have been filed with the SEC within the applicable time periods prescribed for such filings under the Exchange Act;
k.
No Event of Default (as defined below) has occurred, and no event which, after notice and/or lapse of time, would reasonably be expected to become an Event of Default has occurred;
l.
No statute, regulation, order, decree, writ, ruling or injunction shall have been enacted, entered, promulgated, threatened or endorsed by any federal, state, local or foreign court or governmental authority of competent jurisdiction which prohibits the consummation of or which would materially modify or delay any of the transactions contemplated by the Transaction Documents;
m.
No action, suit or proceeding before any federal, state, local or foreign arbitrator or any court or governmental authority of competent jurisdiction shall have been commenced or threatened, and no inquiry or investigation by any federal, state, local or foreign governmental authority of competent jurisdiction shall have been commenced or threatened, against the Company, or any of the officers, directors or affiliates of the Company, seeking to restrain, prevent or change the transactions contemplated by the Transaction Documents, or seeking material damages in connection with such transactions; and
n.
All federal, state and local governmental laws, rules and regulations applicable to the transactions contemplated by the Transaction Documents and necessary for the execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby in accordance with the terms thereof shall have been complied with, and all consents, Authorizations and orders of, and all filings and registrations with, all federal, state and local courts or governmental agencies and all federal, state and local regulatory or self-regulatory agencies necessary for the execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby in accordance with the terms thereof shall have been obtained or made, including, without limitation, in each case those required under the Securities Act, the Exchange Act, applicable state securities or “Blue Sky” laws or applicable rules and regulations of the Principal Market, or otherwise required by the SEC, the Principal Market or any state securities regulators.
9.
INDEMNIFICATION.

In consideration of the Investor’s execution and delivery of the Transaction Documents and acquiring the Securities hereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless the Investor and all of its affiliates, officers, directors, members, managers, employees and direct or indirect investors and any of the foregoing Person’s agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of or relating to: (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Indemnitee and arising out of or resulting from the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby other than, in the case of clause (c), with respect to Indemnified Liabilities which directly and primarily result from the fraud, gross negligence or willful misconduct of an Indemnitee. The indemnity in this Section 9 shall not apply to amounts paid in settlement of any claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law, provided that no seller of Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of Securities who was not guilty of fraudulent misrepresentation. Payment under this indemnification shall be made within thirty (30) days from the date the Indemnitee makes written request for it. A certificate containing reasonable detail as to the amount of such indemnification submitted to the Company by the Indemnitee shall be conclusive evidence, absent manifest error, of the amount due from the Company to the Indemnitee; provided that the Indemnitee shall undertake to repay any amounts paid to it hereunder if it is ultimately determined, by a final and non-appealable order of a court of competent jurisdiction, that the Indemnitee is not entitled to be indemnified against such Indemnified Liabilities by the Company pursuant to this Agreement. If any action shall be brought against any Indemnitee in respect of which indemnity may be sought pursuant to this Agreement, such Indemnitee shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Indemnitee. Any Indemnitee shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnitee, except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of such Indemnitee, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel.

10.
EVENTS OF DEFAULT.

In addition to any other rights and remedies under applicable law and this Agreement, so long as an “Event of Default” has occurred and is continuing, or if any event that, after notice and/or lapse of time, would reasonably be expected to become an Event of Default, has occurred and is continuing, the Company shall not deliver to the Investor any Purchase Notice, and the Investor shall not purchase any shares of Common Stock under this Agreement. An “Event of Default” shall be deemed to have occurred at any time as any of the following events occurs:

a.
the effectiveness of the Registration Statement registering the Securities lapses for any reason (including, without limitation, the issuance of a stop order or similar order), the Registration Statement or any prospectus thereunder is unavailable for the sale by the Company to the Investor (or the resale by the Investor) of any or all of the Securities to be issued to the Investor under the Transaction Documents, and any such lapse or unavailability continues for a period of ten (10) consecutive Business Days or for more than an aggregate of thirty (30) Business Days in any 365-day period, but excluding a lapse or unavailability where (i) the Company terminates the Registration Statement after the Investor has confirmed in writing that all of the Securities covered thereby have been resold or (ii) the Company supersedes the Registration Statement with a New Registration Statement, including (without limitation) when the Registration Statement is effectively replaced with a New Registration Statement covering Securities (provided in the case of this clause (ii) that all of the Securities covered by the superseded (or terminated) registration statement that have not theretofore been sold to the Investor are included in the superseding (or new) registration statement);
b.
the suspension of the Common Stock from trading on the Principal Market for a period of one (1) Business Day, provided that the Company may not direct the Investor to purchase any shares of Common Stock during any such suspension;
c.
the delisting of the Common Stock from The Nasdaq Capital Market; provided, however, that the Common Stock is not immediately thereafter trading on The Nasdaq Global Market, The Nasdaq Global Select Market, the New York Stock Exchange, the NYSE Arca, the NYSE American, the OTC Bulletin Board, or the OTCQB or the OTCQX operated by the OTC Markets Group, Inc. (or any nationally recognized successor to any of the foregoing);
d.
the failure for any reason by the Transfer Agent to issue Purchase Shares to the Investor by the second Business Day after the applicable Regular Purchase Date or Accelerated Purchase Date (as applicable) on which the Investor is entitled to receive such Purchase Shares;
e.
the failure of the Company to pay the Additional Commitment Fee to the Investor within two (2) Business Days after the date on which the Available Amount Threshold is reached pursuant to Section 5(e);
f.
the Company breaches any representation, warranty, covenant or other term or condition under any Transaction Document if such breach could have a Material Adverse Effect and except, in the case of a breach of a covenant which is reasonably curable, only if such breach continues for a period of at least five (5) Business Days;
g.
if any Person commences a proceeding against the Company pursuant to or within the meaning of any Bankruptcy Law;
h.
if the Company is at any time insolvent, or, pursuant to or within the meaning of any Bankruptcy Law, (i) commences a voluntary case, (ii) consents to the entry of an order for relief against it in an involuntary case, (iii) consents to the appointment of a receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law (a “Custodian”) of it or for all or substantially all of its property, or (iv) makes a general assignment for the benefit of its creditors or is generally unable to pay its debts as the same become due;
i.
a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against the Company in an involuntary case, (ii) appoints a Custodian of the Company or for all or substantially all of its property, or (iii) orders the liquidation of the Company;
j.
if at any time the Company is not eligible to transfer its Common Stock electronically as DWAC Shares; or

k.
if at any time after the Commencement Date, the Exchange Cap is reached (to the extent the Exchange Cap is applicable pursuant to Section 2(e) hereof) and the Company’s stockholders have not approved the transactions contemplated by this Agreement in accordance with the applicable rules and regulations of the Principal Market.
11.
TERMINATION

This Agreement may be terminated only as follows:

a.
If pursuant to or within the meaning of any Bankruptcy Law, the Company commences a voluntary case or any Person commences a proceeding against the Company, a Custodian is appointed for the Company or for all or substantially all of its property, or the Company makes a general assignment for the benefit of its creditors (any of which would be an Event of Default as described in Sections 10(f), 10(g) and 10(h) hereof), this Agreement shall automatically terminate without any liability or payment to the Company (except as set forth below) without further action or notice by any Person.
b.
In the event that the Commencement shall not have occurred on or before September 30, 2022, due to the failure to satisfy the conditions set forth in Sections 7 and 8 above with respect to the Commencement, either the Company or the Investor shall have the option to terminate this Agreement at the close of business on such date or thereafter without liability of any party to any other party (except as set forth below); provided, however, that the right to terminate this Agreement under this Section 11(b) shall not be available to any party if such party is then in breach of any covenant or agreement contained in this Agreement or any representation or warranty of such party contained in this Agreement fails to be true and correct such that the conditions set forth in Section 7(d) or Section 8(c), as applicable, could not then be satisfied.
c.
At any time after the Commencement Date, the Company shall have the option to terminate this Agreement for any reason or for no reason by delivering notice (a “Company Termination Notice”) to the Investor electing to terminate this Agreement without any liability whatsoever of any party to any other party under this Agreement (except as set forth below). The Company Termination Notice shall be effective one (1) Business Day after it has been received by the Investor.
d.
This Agreement shall automatically terminate on the date that the Company sells and the Investor purchases the full Available Amount as provided herein, without any action or notice on the part of any party and without any liability whatsoever of any party to any other party under this Agreement (except as set forth below).
e.
If, for any reason or for no reason, the full Available Amount has not been purchased in accordance with Section 2 of this Agreement by the Maturity Date, this Agreement shall automatically terminate on the Maturity Date, without any action or notice on the part of any party and without any liability whatsoever of any party to any other party under this Agreement (except as set forth below).

Except as set forth in Sections 11(a) (in respect of an Event of Default under Sections 10(f), 10(g) and 10(h), 11(d) and 11(e)), any termination of this Agreement pursuant to this Section 11 shall be effected by written notice from the Company to the Investor, or the Investor to the Company, as the case may be, setting forth the basis for the termination hereof. The representations and warranties of the Company and the Investor contained in Sections 3 and 4 hereof, the indemnification provisions set forth in Section 9 hereof and the agreements and covenants set forth in Sections 5, 6, 10, 11 and 12 shall survive the Commencement and any termination of this Agreement. No termination of this Agreement shall (i) affect the Company’s or the Investor’s rights or obligations under (A) this Agreement with respect to any pending Regular Purchases, Accelerated Purchases, and Additional Accelerated Purchases and the Company and the Investor shall complete their respective obligations with respect to any pending Regular Purchases, Accelerated Purchases and Additional Accelerated Purchases under this Agreement and (B) the Registration Rights Agreement, which shall survive any such termination in accordance with its terms, or (ii) be deemed to release the Company or the Investor from any liability for intentional misrepresentation or willful breach of any of the Transaction Documents.

12.
MISCELLANEOUS.
a.
Governing Law; Jurisdiction; Jury Trial. The corporate laws of the State of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement and the other Transaction Documents shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of and venue in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in the City and County of New York, for the adjudication of any dispute hereunder or under the other Transaction Documents or in connection herewith or therewith, or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.
b.
Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature or signature delivered by e-mail in a “.pdf” format data file shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original signature.
c.
Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.
d.
Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.
e.
Entire Agreement. The Transaction Documents supersede all other prior oral or written agreements between the Investor, the Company, their affiliates and Persons acting on their behalf with respect to the subject matter thereof, and this Agreement, the other Transaction Documents and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters. The Company acknowledges and agrees that it has not relied on, in any manner whatsoever, any representations or statements, written or oral, other than as expressly set forth in the Transaction Documents. The Investor acknowledges and agrees that it has not relied on, in any manner whatsoever, any representations or statements, written or oral, other than as expressly set forth in the Transaction Documents.
f.
Notices. Any notices, consents or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt when delivered personally; (ii) upon receipt when sent by facsimile or email (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses for such communications shall be:

If to the Company:

Surrozen, Inc.

171 Oyster Point Blvd., Suite 400

South San Francisco, CA 94080

Telephone: 650.489.9800

E-mail: chuck@surrozen.com

Attention: Chuck Williams

With a copy to (which shall not constitute notice or service of process):

Cooley LLP

3175 Hanover St

Palo Alto, CA 94304

Telephone: 650.843.5059

E-mail: jmckenna@cooley.com

Attention: John T. McKenna

If to the Investor:

Lincoln Park Capital Fund, LLC

440 North Wells, Suite 410

Chicago, IL 60654

Telephone: 312.822.9300

Facsimile: 312.822.9301

E-mail: jscheinfeld@lpcfunds.com/jcope@lpcfunds.com

Attention: Josh Scheinfeld/Jonathan Cope

With a copy to (which shall not constitute notice or service of process):

K&L Gates, LLP

200 S. Biscayne Blvd., Ste. 3900

Miami, FL 33131

Telephone: 305.539.3306

Facsimile: 305.358.7095

E-mail: clayton.parker@klgates.com

Attention: Clayton E. Parker, Esq.

If to the Transfer Agent:

Continental Stock Transfer & Trust Company

One State Street Plaza, 30th Floor

New York, New York 10004

Phone: 212.845.3217

E-mail: mmullings@continentalstock.com

Attention: Michael Mullings

or at such other address, e-mail and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party three (3) Business Days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine or e-mail account containing the time, date, and recipient facsimile number or e-mail address, as applicable, and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or email or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

g.
Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investor, including by merger or consolidation. The Investor may not assign its rights or obligations under this Agreement.
h.
No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and, except as set forth in Section 9, is not for the benefit of, nor may any provision hereof be enforced by, any other Person.
i.
Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to consummate and make effective, as soon as reasonably possible, the Commencement, and to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.
j.
No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.
k.
Remedies, Other Obligations, Breaches and Injunctive Relief. The Investor’s remedies provided in this Agreement, including, without limitation, the Investor’s remedies provided in Section 9, shall be cumulative and in addition to all other remedies available to the Investor under this Agreement, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy of the Investor contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit the Investor’s right to pursue actual damages for any failure by the Company to comply with the terms of this Agreement. The parties acknowledge that a breach by any party of its obligations hereunder will cause irreparable harm to the non-breaching party and that the remedy at law for any such breach may be inadequate. The parties therefore agree that, in the event of any such breach or threatened breach, the non-breaching party shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.
l.
Enforcement Costs. If: (i) this Agreement is placed by the Investor or the Company in the hands of an attorney for enforcement or is enforced by the Investor or the Company through any legal proceeding; (ii) an attorney is retained to represent the

Investor in any bankruptcy, reorganization, receivership or other proceedings affecting creditors' rights and involving a claim under this Agreement; or (iii) an attorney is retained to represent the Investor or the Company in any other proceedings whatsoever in connection with this Agreement, then the party against which redress is sought under this Section 12(l) shall pay, all reasonable costs and expenses including attorneys' fees incurred in connection therewith to the party incurring such costs and expenses, as incurred, in addition to all other amounts due hereunder.
m.
Amendment and Waiver; Failure or Indulgence Not Waiver. No provision of this Agreement may be amended other than by a written instrument signed by both parties hereto and no provision of this Agreement may be waived other than in a written instrument signed by the party against whom enforcement of such waiver is sought. No failure or delay in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

IN WITNESS WHEREOF, the Investor and the Company have caused this Purchase Agreement to be duly executed as of the date first written above.

COMPANY:

SURROZEN, INC.

By: _/s/ Charles Williams

Name: Charles Williams

Title: Chief Financial Officer

INVESTOR:

LINCOLN PARK CAPITAL FUND, LLC

BY: LINCOLN PARK CAPITAL, LLC

BY: ALEX NOAH INVESTORS, INC.

By: /s/ Jonathan Cope

Name: Jonathan Cope

Title: President

SCHEDULES

Schedule 4(c) Capitalization

EXHIBITS

Exhibit A Form of Officer’s Certificate

Exhibit B Form of Secretary’s Certificate

DISCLOSURE SCHEDULES

Schedule 4(c) – Capitalization

Class	Authorized Shares
Common Stock, $0.0001 par value per share	500,000,000
Preferred Stock, $0.0001 par value per share	10,000,000

EXHIBIT A

FORM OF OFFICER’S CERTIFICATE

This Officer’s Certificate (“Certificate”) is being delivered pursuant to Section 8(c) of that certain Purchase Agreement dated as of February 18, 2022, (“Purchase Agreement”), by and between SURROZEN, INC., a Delaware corporation (the “Company”), and LINCOLN PARK CAPITAL FUND, LLC (the “Investor”). Terms used herein and not otherwise defined shall have the meanings ascribed to them in the Purchase Agreement.

The undersigned, ___________, ______________ of the Company, hereby certifies, on behalf of the Company and not in [his/her] individual capacity, as follows:

1.
I am the _____________ of the Company and make the statements contained in this Certificate;
2.
The representations and warranties of the Company are true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 4 of the Purchase Agreement, in which case, such representations and warranties are true and correct without further qualification) as of the date when made and as of the Commencement Date as though made at that time (except for representations and warranties that speak as of a specific date, in which case such representations and warranties are true and correct in all material respects as of such date);
3.
The Company has performed, satisfied and complied in all material respects with covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Commencement Date, to the extent not otherwise waived.
4.
The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any Bankruptcy Law nor does the Company or any of its Subsidiaries currently have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy or insolvency proceedings. The Company is currently financially solvent and is generally able to pay its debts as they become due.

IN WITNESS WHEREOF, I have hereunder signed my name on this ___ day of ___________.

______________________

Name:

Title:

The undersigned as Secretary of SURROZEN, INC., a Delaware corporation, hereby certifies that ___________ is the duly elected, appointed, qualified and acting ________ of _________ and that the signature appearing above is his genuine signature.

___________________________________

Secretary

EXHIBIT B

FORM OF SECRETARY’S CERTIFICATE

This Secretary’s Certificate (“Certificate”) is being delivered pursuant to Section 8(i) of that certain Purchase Agreement dated as of February 18, 2022 (“Purchase Agreement”), by and between SURROZEN, INC., a Delaware corporation (the “Company”) and LINCOLN PARK CAPITAL FUND, LLC (the “Investor”), pursuant to which the Company may sell to the Investor up to Fifty Million Dollars ($50,000,000) of the Company's Common Stock, $0.0001 par value per share (the “Common Stock”). Terms used herein and not otherwise defined shall have the meanings ascribed to them in the Purchase Agreement.

The undersigned, ____________, Secretary of the Company, hereby certifies, on behalf of the Company and not in [his/her] individual capacity, as follows:

1.
I am the Secretary of the Company and make the statements contained in this Secretary’s Certificate.
5.
Attached hereto as Exhibit A and Exhibit B are true, correct and complete copies of the Company’s Bylaws (“Bylaws”) and Certificate of Incorporation (“Charter”), in each case, as amended through the date hereof, and no action has been taken by the Company, its directors, officers or stockholders, in contemplation of the filing of any further amendment relating to or affecting the Bylaws or Charter.
6.
Attached hereto as Exhibit C are true, correct and complete copies of the resolutions duly adopted by the Board of Directors of the Company on _____________, at which a quorum was present and acting throughout. Such resolutions have not been amended, modified or rescinded and remain in full force and effect and such resolutions are the only resolutions adopted by the Company’s Board of Directors, or any committee thereof, or the stockholders of the Company relating to or affecting (i) the entering into and performance of the Purchase Agreement, or the issuance, offering and sale of the Securities and (ii) the performance of the Company of its obligation under the Transaction Documents as contemplated therein.
7.
As of the date hereof, the authorized, issued and reserved capital stock of the Company is as set forth on Exhibit D hereto.

IN WITNESS WHEREOF, I have hereunder signed my name on this ___ day of ____________.

_________________________

Secretary

The undersigned as ___________ of SURROZEN, INC., a Delaware corporation, hereby certifies that ____________ is the duly elected, appointed, qualified and acting Secretary of SURROZEN, INC., and that the signature appearing above is his genuine signature.

___________________________________

Exhibit 10.2

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of February 18, 2022, is made by and between SURROZEN, INC., a Delaware corporation (the “Company”), and LINCOLN PARK CAPITAL FUND, LLC, an Illinois limited liability company (together with its permitted assigns, the “Buyer”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Purchase Agreement by and between the parties hereto, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”).

WHEREAS:

The Company has agreed, upon the terms and subject to the conditions of the Purchase Agreement, (i) to sell and issue to the Buyer up to Fifty Million Dollars ($50,000,000) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), pursuant to the Purchase Agreement and (ii) issue to the Investor such number of shares of Common Stock as is required pursuant to the Purchase Agreement (“Commitment Shares”), to induce the Buyer to enter into the Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), and applicable state securities laws.

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Buyer hereby agree as follows:

1. DEFINITIONS.

As used in this Agreement, the following terms shall have the following meanings:

a. “Investor” means the Buyer, any transferee or assignee thereof to whom the Buyer assigns its rights under this Agreement in accordance with Section 9 and who agrees to become bound by the provisions of this Agreement, and any transferee or assignee thereof to whom a transferee or assignee assigns its rights under this Agreement in accordance with Section 9 and who agrees to become bound by the provisions of this Agreement.

b. “Person” means any individual or entity including but not limited to any corporation, a limited liability company, an association, a partnership, an organization, a business, an individual, a governmental or political subdivision thereof or a governmental agency.

c. “Purchase Shares” means any shares of Common Stock purchased pursuant to the Purchase Agreement.

d. “Register,” “registered,” and “registration” refer to a registration effected by preparing and filing one or more registration statements of the Company in compliance with the Securities Act and pursuant to Rule 415 under the Securities Act or any successor rule providing for offering securities on a continuous basis (“Rule 415”), and the declaration or ordering of effectiveness of such registration statement(s) by the United States Securities and Exchange Commission (the “SEC”).

e. “Registrable Securities” means all of the Commitment Shares and the Purchase Shares that may, from time to time, be issued or become issuable to the Investor under the Purchase Agreement (without regard to any limitation or restriction on purchases), and any and all shares of Common Stock issued or issuable with respect to the Purchase Shares or the Commitment Shares or the Purchase Agreement as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise, without regard to any limitation on purchases under the Purchase Agreement.

f. “Registration Statement” means one or more registration statements of the Company covering only the resale of the Registrable Securities.

2. REGISTRATION.

a. Mandatory Registration. The Company shall use commercially reasonable efforts to file with the SEC by April 15, 2022, an initial Registration Statement covering 7,003,383 Registrable Securities, consisting of 6,903,383 Purchase Shares and 100,000 Commitment Shares, or such amount as otherwise shall be permitted to be included thereon in accordance with applicable SEC rules, regulations and interpretations so as to permit the resale of such Registrable Securities by the Investor under Rule 415 under the Securities Act at then prevailing market prices (and not fixed prices), as mutually determined by both the Company and the Investor in consultation with their respective legal counsel, subject to the aggregate number of authorized shares of Common Stock then available for issuance in accordance with its Certificate of Incorporation. The initial Registration Statement shall register only the Registrable

Securities. The Investor and its counsel shall have a reasonable opportunity to review and comment upon such Registration Statement and any amendment or supplement to such Registration Statement and any related prospectus prior to its filing with the SEC, and the Company shall give due consideration to all comments. The Investor acknowledges that it will be identified in the initial Registration Statement as an underwriter within the meaning of Section 2(a)(11) of the Securities Act and shall furnish all information reasonably requested by the Company for inclusion therein. The Company shall use commercially reasonable efforts to have the Registration Statement and any amendment declared effective by the SEC as soon as practicable. The Company shall use commercially reasonable efforts to keep the Registration Statement effective pursuant to Rule 415 promulgated under the Securities Act and available for the resale by the Investor of all of the Registrable Securities covered thereby at all times until the earlier of (i) the date on which the Investor may sell all of the Registrable Securities without restriction pursuant to Rule 144 promulgated under the Securities Act; (ii) 180 days after the termination of the Purchase Agreement; and (iii) the date on which the Investor shall have resold all the Registrable Securities covered thereby and no Available Amount remains under the Purchase Agreement (the “Registration Period”). The Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

b. Rule 424 Prospectus. The Company shall, as required by applicable securities regulations, from time to time file with the SEC, pursuant to Rule 424 promulgated under the Securities Act, the prospectus and prospectus supplements, if any, to be used in connection with resales of the Registrable Securities by the Buyer under the Registration Statement. The Investor and its counsel shall have a reasonable opportunity to review and comment upon such prospectus prior to its filing with the SEC, and the Company shall give due consideration to all comments. The Investor shall use its commercially reasonable efforts to provide any such comments within one (1) Business Day from the date the Investor receives the final pre-filing version of such prospectus.

c. Sufficient Number of Shares Registered. In the event the number of shares available under the Registration Statement is insufficient to cover all of the Registrable Securities, the Company shall amend the Registration Statement or file a new registration statement (a “New Registration Statement”), so as to cover all of such Registrable Securities (subject to the limitations set forth in Section 2(a)) as soon as reasonably practicable, but in any event not later than ten (10) Business Days after the necessity arises, subject to any limits that may be imposed by the SEC pursuant to Rule 415 under the Securities Act. The Company shall use its commercially reasonable efforts to cause such amendment and/or New Registration Statement to become effective as soon as practicable following the filing thereof.

d. Offering. If the staff of the SEC (the “Staff”) or the SEC seeks to characterize any offering pursuant to a Registration Statement filed pursuant to this Agreement as constituting an offering of securities that does not permit such Registration Statement to become effective and be used for resales by the Investor under Rule 415 at then-prevailing market prices (and not fixed prices), or if after the filing of the initial Registration Statement with the SEC pursuant to Section 2(a), the Company is otherwise required by the Staff or the SEC to reduce the number of Registrable Securities included in such initial Registration Statement, then the Company shall reduce the number of Registrable Securities to be included in such initial Registration Statement (with the prior consent, which shall not be unreasonably withheld, delayed or conditioned, of the Investor and its legal counsel as to the specific Registrable Securities to be removed therefrom) until such time as the Staff and the SEC shall so permit such Registration Statement to become effective and be used as aforesaid. In the event of any reduction in Registrable Securities pursuant to this paragraph, the Company shall file one or more New Registration Statements in accordance with Section 2(c) until such time as all Registrable Securities have been included in Registration Statements that have been declared effective and the prospectus contained therein is available for use by the Investor. Notwithstanding any provision herein or in the Purchase Agreement to the contrary, the Company’s obligations to register Registrable Securities (and any related conditions to the Investor’s obligations) shall be qualified as necessary to comport with any requirement of the SEC or the Staff as addressed in this Section 2(d).

3. RELATED OBLIGATIONS.

With respect to the Registration Statement and whenever any Registrable Securities are to be registered pursuant to Section 2, including on any New Registration Statement, the Company shall use its commercially reasonable efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof and, pursuant thereto, the Company shall have the following obligations:

a. The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to any Registration Statement and the prospectus used in connection with such Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the Securities Act, as may be necessary to keep the Registration Statement or any New Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by the Registration Statement or any New Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the Investor as set forth in such Registration Statement.

b. The Company shall permit the Investor to review and comment upon the Registration Statement or any New Registration Statement and all amendments and supplements thereto at least two (2) Business Days prior to their filing with the SEC, and not file any such document in a form to which Investor reasonably objects. The Investor shall use its commercially reasonable efforts to comment upon the Registration Statement or any New Registration Statement and any amendments or supplements thereto within two (2) Business Days from the date the Investor receives the substantially final version thereof. The Company shall furnish to the Investor, without charge any correspondence from the SEC or the staff of the SEC to the Company or its representatives relating to the Registration Statement or any New Registration Statement.

c. Upon request of the Investor, the Company shall furnish to the Investor, (i) promptly after the same is prepared and filed with the SEC, at least one copy of such Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits, (ii) upon the effectiveness of any Registration Statement, a copy of the prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as the Investor may reasonably request) and (iii) such other documents, including copies of any preliminary or final prospectus, as the Investor may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by the Investor. For the avoidance of doubt, any filing available to the Investor via the SEC’s live EDGAR system shall be deemed “furnished to the Investor” hereunder.

d. The Company shall use commercially reasonable efforts to (i) register and qualify the Registrable Securities covered by a Registration Statement under such other securities or “blue sky” laws of such jurisdictions in the United States as the Investor reasonably requests, (ii) prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be reasonably necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify the Investor who holds Registrable Securities of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose.

e. As promptly as practicable after becoming aware of such event or facts, the Company shall notify the Investor of the happening of any event or existence of such facts as a result of which the prospectus included in any Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (provided that in no event shall such notice contain any material, non-public information regarding the Company), and promptly prepare a supplement or amendment to such Registration Statement to correct such untrue statement or omission, and deliver a copy of such supplement or amendment to the Investor (or such other number of copies as the Investor may reasonably request). The Company shall also promptly notify the Investor in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to the Investor by email or facsimile on the same day of such effectiveness or by overnight mail), (ii) of any request by the SEC for amendments or supplements to any Registration Statement or related prospectus or related information, and (iii) of the Company’s reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

f. The Company shall use its commercially reasonable efforts to prevent the issuance of any stop order or other suspension of effectiveness of any Registration Statement, or the suspension of the qualification of any Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify the Investor of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

g. The Company shall (i) cause all the Registrable Securities to be listed on each securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (ii) secure designation and quotation of all the Registrable Securities on the Principal Market.

h. The Company shall comply with Section 6(b) of the Purchase Agreement with respect to the issuance of Registrable Securities.

i. The Company shall at all times provide a transfer agent and registrar with respect to its Common Stock.

j. If reasonably requested by the Investor, the Company shall (i) as soon as practicable after receipt of written notice from the Investor, incorporate in a prospectus supplement or post-effective amendment such information as the Investor reasonably believes necessary to be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities; (ii) make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) supplement or make amendments to any Registration Statement.

k. The Company shall use its commercially reasonable efforts to cause the Registrable Securities covered by any Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities.

l. Within one (1) Business Day of the date any Registration Statement which includes the Registrable Securities is declared effective by the SEC, the Company shall deliver, and shall cause its legal counsel for the Company to deliver, to the transfer agent for such Registrable Securities (with copies to the Investor) confirmation that such Registration Statement has been declared effective by the SEC in a form acceptable to the transfer agent. Thereafter, if reasonably requested by the Buyer at any time, the Company (acting directly or through its counsel) shall deliver to the Buyer, which may be via e-mail, a written confirmation whether or not the effectiveness of such Registration Statement has lapsed at any time for any reason (including, without limitation, the issuance of a stop order by the SEC) and whether or not the Registration Statement is available to the Buyer for sale of all of the Registrable Securities.

m. Company agrees to take all other reasonable actions as necessary and reasonably requested in writing by the Investor to expedite and facilitate disposition by the Investor of the Registrable Securities pursuant to any Registration Statement.

4. OBLIGATIONS OF THE INVESTOR.

a. The Company shall notify the Investor in writing of the information the Company reasonably requires from the Investor in connection with any Registration Statement hereunder. The Investor shall as soon as practicable furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. The Company shall notify the Investor of any other information the Company reasonably requires from the Investor in connection with any Registration Statement hereunder. The Investor will promptly notify the Company of any material change in the information provided to the Company pursuant to this Section 4(a) in its ownership of Common Stock.

b. The Investor agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement hereunder and any amendments and supplements thereto.

c. The Investor agrees that, upon receipt of any notice from the Company of the happening of any event or existence of facts of the kind described in Section 3(f) or the first sentence of 3(e), the Investor will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement(s) covering such Registrable Securities until the Investor’s receipt of the copies of a notice regarding the resolution or withdrawal of the stop order or suspension as contemplated by Section 3(f) or the supplemented or amended prospectus as contemplated by the first sentence of 3(e). Notwithstanding anything to the contrary, the Company shall cause its transfer agent to promptly deliver shares of Common Stock without any restrictive legend in accordance with the terms of the Purchase Agreement in connection with any sale of Registrable Securities with respect to which an Investor has entered into a contract for sale prior to the Investor’s receipt of a notice from the Company to the Investor of the happening of any event of the kind described in Section 3(f) or the first sentence of Section 3(e) and for which the Investor has not yet settled.

5. EXPENSES OF REGISTRATION.

All reasonable expenses of the Company, other than sales or brokerage commissions, incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, and fees and disbursements of counsel for the Company, shall be paid by the Company.

6. INDEMNIFICATION.

a. To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend the Investor, each Person, if any, who controls the Investor, the members, directors, officers, partners, employees, agents, managers, and representatives of the Investor and each Person, if any, who controls the Investor within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (each, an “Indemnified Person”), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, reasonable attorneys’ fees, amounts paid in settlement (with the prior consent of the Company, such consent not to be unreasonably withheld) or reasonable expenses, joint or several, (collectively, “Claims”) reasonably incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto (“Indemnified Damages”), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in the Registration Statement, any New Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other “blue sky” laws of any jurisdiction in which Registrable Securities are offered, or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to the Registration Statement or any New Registration Statement or (iv) any material violation by the Company of this Agreement (the matters in the foregoing clauses (i) through (iv) being, collectively, “Violations”). The Company shall reimburse each Indemnified Person promptly as such expenses are incurred and are due and payable, for any reasonable and documented legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (i) shall not apply to a Claim by an Indemnified Person arising out of or based upon a Violation which occurs in reliance upon and in conformity with information about the Investor furnished in writing to the Company by such Indemnified Person expressly for use in connection with the preparation of the Registration Statement, any New Registration Statement or any such amendment thereof or supplement thereto or prospectus contained therein, if such Registration Statement, New Registration Statement or amendment thereof or supplement thereto or prospectus was timely made available by the Company pursuant to Section 3(c) or Section 3(e); (ii) with respect to any superseded prospectus, shall not inure to the benefit of any Indemnified Person from whom the Indemnified Person asserting any such Claim purchased the Registrable Securities that are the subject thereof (or to the benefit of any person controlling such Indemnified Person) if the untrue statement or omission of material fact contained in the superseded prospectus was corrected in the revised prospectus, as then amended or supplemented, if such revised prospectus was timely made available by the Company pursuant to Section 3(c) or Section 3(e), and the Indemnified Person was promptly advised in writing not to use the incorrect prospectus prior to the use giving rise to a violation and such Indemnified Person, notwithstanding such advice, used it; (iii) shall not be available to the extent such Claim is based on a failure of the Investor to deliver or to cause to be delivered the prospectus made available by the Company, if such prospectus was timely made available by the Company pursuant to Section 3(c) or Section 3(e); and (iv) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld, delayed or conditioned. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investor pursuant to Section 9.

b. In connection with the Registration Statement or any New Registration Statement, the Investor agrees to indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6(a), the Company, each of its directors, each of its officers who signs the Registration Statement or any New Registration Statement, each Person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (collectively and together with an Indemnified Person, an “Indemnified Party”), against any Claim or Indemnified Damages to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information about the Investor set forth on Exhibit A attached hereto and furnished to the Company by the Investor expressly for use in connection with such Registration Statement (as such information about the Investor may be updated and furnished to the Company by the Investor expressly for use in connection with any New Registration Statement or prospectus) or from the failure of the Investor to deliver or to cause to be delivered the prospectus made available by the Company, if such prospectus was timely made available by the Company pursuant to Section 3(c) or Section 3(e); and, subject to Section 6(d), the Investor will reimburse any legal or other expenses reasonably incurred by any Indemnified Party in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6(b) and the agreement with respect to contribution contained in Section 7 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Investor, which consent shall not be unreasonably withheld, delayed or conditioned; provided, further, however, that the Investor shall be liable under this Section 6(b) for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to the Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Investor pursuant to Section 9.

c. Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the reasonable fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. The Indemnified Party or Indemnified Person shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such action or claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person of a release from all liability in respect to such claim or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

d. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred. Any Person receiving a payment pursuant to this Section 6 that is later determined not to be entitled to such payment shall return such payment to the person making it.

e. The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to applicable law.

7. CONTRIBUTION.

To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that: (i) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of fraudulent misrepresentation; and (ii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

8. REPORTS AND DISCLOSURE UNDER THE SECURITIES ACT.

With a view to making available to the Investor the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit the Investor to sell securities of the Company to the public without registration (“Rule 144”), the Company agrees to, at the Company’s sole expense, so long as the Investor owns Registrable Securities, to use commercially reasonable efforts to:

a. make and keep public information available, as those terms are understood and defined in Rule 144;

b. file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144;

c. furnish to the Investor so long as the Investor owns Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting and or disclosure provisions of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Investor to sell such securities pursuant to Rule 144 without registration; and

d. take such additional action as is reasonably requested by the Investor to enable the Investor to sell the Registrable Securities pursuant to Rule 144, including, without limitation, delivering all such legal opinions, consents, certificates, resolutions and instructions to the Company’s Transfer Agent as may be reasonably requested from time to time by the Investor and otherwise fully cooperate with Investor and Investor’s broker to effect such sale of securities pursuant to Rule 144.

The Company agrees that damages may be an inadequate remedy for any breach of the terms and provisions of this Section 8 and that Investor shall, whether or not it is pursuing any remedies at law, be entitled to seek equitable relief in the form of a preliminary or permanent injunction, without having to post any bond or other security, upon any breach or threatened breach of any such terms or provisions.

9.
ASSIGNMENT OF REGISTRATION RIGHTS.

The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investor; provided, however, that any transaction, whether by merger, reorganization, restructuring, consolidation, financing or otherwise, whereby the Company remains the surviving entity immediately after such transaction shall not be deemed an assignment. The Investor may not assign its rights under this Agreement without the written consent of the Company, other than to an affiliate of the Investor controlled by Jonathan Cope or Josh Scheinfeld, in which case the assignee must agree in writing to be bound by the terms and conditions of this Agreement.

10. AMENDMENT OF REGISTRATION RIGHTS.

No provision of this Agreement may be amended or waived by the parties from and after the date that is one (1) Business Day immediately preceding the initial filing of the Registration Statement with the SEC. Subject to the immediately preceding sentence, no provision of this Agreement may be (i) amended other than by a written instrument signed by both parties hereto or (ii) waived other than in a written instrument signed by the party against whom enforcement of such waiver is sought. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

11. MISCELLANEOUS.

a. A Person is deemed to be a holder of Registrable Securities whenever such Person owns or is deemed to own of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

b. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile or email (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses for such communications shall be:

If to the Company:

Surrozen, Inc.

171 Oyster Point Blvd., Suite 400

South San Francisco, CA 94080

Telephone: 650.489.9800

E-mail: chuck@surrozen.com

Attention: Chuck Williams

With a copy to (which shall not constitute notice or service of process):

Cooley LLP

3175 Hanover Street

Palo Alto, CA 94304

Telephone: 650.843.5059

E-mail: jmckenna@cooley.com

Attention: John T. McKenna

If to the Investor:

Lincoln Park Capital Fund, LLC

440 North Wells, Suite 410

Chicago, IL 60654

Telephone: 312.822.9300

Facsimile: 312.822.9301

E-mail: jscheinfeld@lpcfunds.com or jcope@lpcfunds.com

Attention: Josh Scheinfeld or Jonathan Cope

With a copy to (which shall not constitute notice or service of process):

K&L Gates, LLP

200 S. Biscayne Blvd., Ste. 3900

Miami, Florida 33131

Telephone: 305.539.3306

Facsimile: 305.358.7095

E-mail: clayton.parker@klgates.com

Attention: Clayton E. Parker, Esq.

or at such other address, email address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party at least three (3) Business Days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine or email account containing the time, date, recipient facsimile number or email address, as applicable, or (C) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile, email or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

c. The corporate laws of the State of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of and venue in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in the City and County of New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

d. This Agreement and the Purchase Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings among the parties hereto, other than those set forth or referred to herein and therein. This Agreement and the Purchase Agreement supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

e. Subject to the requirements of Section 9, this Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties hereto.

f. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

g. This Agreement may be executed in identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission or by e-mail in a “.pdf” format data file of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

h. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

i. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

j. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

12. TERMINATION.

The obligations of the Company contained in Sections 2, 3, 5 and 8 of this Agreement shall terminate in their entirety upon the earlier of (i) the date on which the Investor shall have sold all the Securities and no Available Amount remains under the Purchase Agreement and (ii) 180 days following the earlier of (A) the Maturity Date and (B) the date of termination of the Purchase Agreement; provided that as long as any Securities remain unsold by the Investor, the Company must make available “current public information” pursuant to Rule 144 promulgated under the Securities Act until the Investor may sell the Securities thereunder without any restrictions (including any restrictions under Rule 144(c) or Rule 144(i)).

* * * * * *

IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed as of day and year first above written.

COMPANY:

SURROZEN, INC.

By: /s/ Charles Williams

Name: Charles Williams

Title: Chief Financial Officer

BUYER:

INVESTOR:

LINCOLN PARK CAPITAL FUND, LLC

BY: LINCOLN PARK CAPITAL, LLC

BY: ALEX NOAH INVESTORS, INC.

By: /s/ Jonathan Cope

Name: Jonathan Cope

Title: President

EXHIBIT A

Information About the Investor Furnished to the Company by the Investor

Expressly for Use in Connection with the Registration Statement

Information with Respect to Lincoln Park Capital

“As of the date of the Purchase Agreement, Lincoln Park Capital Fund, LLC, beneficially owned [●] shares of our common stock. Josh Scheinfeld and Jonathan Cope, the Managing Members of Lincoln Park Capital, LLC, the manager of Lincoln Park Capital Fund, LLC, are deemed to be beneficial owners of all of the shares of common stock owned by Lincoln Park Capital Fund, LLC. Messrs. Cope and Scheinfeld have shared voting and investment power over the shares being offered under the prospectus filed with the SEC in connection with the transactions contemplated under the Purchase Agreement. Lincoln Park Capital, LLC is not a licensed broker dealer or an affiliate of a licensed broker dealer.”